                                                                   EXHIBIT 10.25

                         CREDIT AND GUARANTY AGREEMENT

                         dated as of December 9, 1999

                                     among

                       NORTHPOINT COMMUNICATIONS, INC.,

                     NORTHPOINT COMMUNICATIONS GROUP INC.,

            CERTAIN SUBSIDIARIES OF NORTHPOINT COMMUNICATIONS, INC.,
                                 as Guarantors,

                               VARIOUS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                    as Lead Arranger and Syndication Agent,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Administrative Agent,

                                      and

                       CAPITAL SYNDICATION CORPORATION,
                            as Documentation Agent

            ________________________________________________________

                 $250,000,000 Senior Secured Credit Facilities

            ________________________________________________________

                               TABLE OF CONTENTS

                                                                                          Page
SECTION 1. DEFINITIONS AND INTERPRETATION...............................................    2
           1.1.   Definitions...........................................................    2
           1.2.   Accounting Terms......................................................   34
           1.3.   Interpretation, etc...................................................   35

SECTION 2. LOANS AND LETTERS OF CREDIT..................................................   35
           2.1.   Revolving Loans and Delayed Draw Term Loans...........................   35
           2.2.   Term Loans............................................................   37
           2.3.   Swing Line Loans......................................................   37
           2.4.   Issuance of Letters of Credit and Purchase of Participations Therein..   40
           2.5.   Pro Rata Shares; Availability of Funds................................   46
           2.6.   Use of Proceeds.......................................................   46
           2.7.   Evidence of Debt; Register; Lenders' Books and Records; Notes.........   47
           2.8.   Interest on Loans.....................................................   48
           2.9.   Conversion/Continuation...............................................   50
           2.10.  Default Interest......................................................   51
           2.11.  Fees..................................................................   51
           2.12.  Scheduled Payments/Commitment Reductions..............................   52
           2.13.  Voluntary Prepayments/Commitment Reductions...........................   55
           2.14.  Mandatory Prepayments/Commitment Reductions...........................   56
           2.15.  Application of Prepayments/Commitment Reductions......................   58
           2.16.  General Provisions Regarding Payments.................................   60
           2.17.  Ratable Sharing.......................................................   61
           2.18.  Making or Maintaining Eurodollar Rate Loans...........................   62
           2.19.  Increased Costs; Capital Adequacy.....................................   64
           2.20.  Taxes; Withholding, etc...............................................   65
           2.21.  Obligation to Mitigate................................................   68
           2.22.  Defaulting Lenders....................................................   68
           2.23.  Removal or Replacement of a Lender....................................   69
           2.24.  Incremental Facility Commitments and Loans............................   70

SECTION 3. REPRESENTATIONS AND WARRANTIES...............................................   74
           3.1.   Organization; Powers..................................................   74
           3.2.   Corporate Authorization...............................................   74
           3.3.   Financial Statements..................................................   75
           3.4.   No Material Adverse Change............................................   75
           3.5.   Litigation............................................................   76
           3.6.   Tax Returns...........................................................   76

                                      (i)

         3.7.   No Defaults...........................................................   76
         3.8.   Properties............................................................   76
         3.9.   Collateral............................................................   76
         3.10.  Licenses, Material Agreements, Intellectual Property..................   77
         3.11.  Compliance With Laws..................................................   78
         3.12.  ERISA.................................................................   78
         3.13.  Investment Company Act; Public Utility Holding Company Act............   79
         3.14.  Federal Reserve Regulations...........................................   79
         3.15.  Insurance.............................................................   79
         3.16.  Capitalization and Subsidiaries.......................................   79
         3.17.  Real Estate Assets....................................................   80
         3.18.  Solvency..............................................................   80
         3.19.  Brokers, etc..........................................................   80
         3.20.  No Material Misstatements.............................................   80
         3.21.  Year 2000 Matters.....................................................   80

SECTION 4. CONDITIONS PRECEDENT.......................................................   80
         4.1.   Closing Date..........................................................   80
         4.2.   Conditions to Each Credit Extension...................................   84

SECTION 5. AFFIRMATIVE COVENANTS......................................................   85
         5.1.   Corporate and Franchise Existence.....................................   85
         5.2.   Compliance with Laws, Etc.............................................   85
         5.3.   Maintenance of Properties.............................................   85
         5.4.   Insurance.............................................................   85
         5.5.   Taxes.................................................................   87
         5.6.   Financial Statements, Reports, etc....................................   88
         5.7.   Litigation and Other Notices..........................................   89
         5.8.   Future Properties.....................................................   90
         5.9.   ERISA.................................................................   90
         5.10.  Access to Premises and Records........................................   90
         5.11.  Design, Construction..................................................   90
         5.12.  Environmental Notices.................................................   90
         5.13.  Amendment of Organizational Documents.................................   91
         5.14.  Fiscal Year...........................................................   91
         5.15.  Future Subsidiaries...................................................   91
         5.16.  Accounting; Maintenance of Records....................................   91
         5.17.  Collocation Agreements................................................   92
         5.18.  Interest Rate Protection..............................................   92
         5.19.  Further Assurances....................................................   92

SECTION 6. NEGATIVE COVENANTS.........................................................   92

                                     (ii)

         6.1.   Indebtedness..........................................................   92
         6.2.   Liens.................................................................   94
         6.3.   No Further Negative Pledges...........................................   95
         6.4.   Restricted Junior Payments............................................   96
         6.5.   Restrictions on Subsidiary Distributions..............................   96
         6.6.   Investments...........................................................   97
         6.7.   Financial Covenants...................................................   98
         6.8.   Fundamental Changes; Disposition of Assets; Acquisitions..............  102
         6.9.   Disposal of Subsidiary Interests......................................  103
         6.10.  Sales and Lease-Backs.................................................  103
         6.11.  Transactions with Shareholders and Affiliates.........................  103
         6.12.  Conduct of Business...................................................  104
         6.13.  Permitted Parent Guarantor Activities.................................  104
         6.14.  Fiscal Year...........................................................  104

SECTION 7. GUARANTY...................................................................  104
         7.1.   Guaranty of the Obligations...........................................  104
         7.2.   Contribution by Guarantors............................................  104
         7.3.   Payment by Guarantors.................................................  105
         7.4.   Liability of Guarantors Absolute......................................  106
         7.5.   Waivers by Guarantors.................................................  107
         7.6.   Guarantors' Rights of Subrogation, Contribution, etc..................  108
         7.7.   Subordination of Other Obligations....................................  109
         7.8.   Continuing Guaranty...................................................  109
         7.9.   Authority of Guarantors or Company....................................  110
         7.10.  Financial Condition of Company........................................  110
         7.11.  Bankruptcy, etc.......................................................  110
         7.12.  Notice of Events......................................................  111
         7.13.  Discharge of Guaranty Upon Sale of Guarantor..........................  111

SECTION 8. EVENTS OF DEFAULT..........................................................  111
         8.1.   Events of Default.....................................................  111

SECTION 9. AGENTS.....................................................................  115
         9.1.   Appointment of Agents.................................................  115
         9.2.   Powers and Duties.....................................................  115
         9.3.   General Immunity......................................................  116
         9.4.   Agents Entitled to Act as Lender......................................  117
         9.5.   Lenders' Representations, Warranties and Acknowledgment...............  117
         9.6.   Right to Indemnity....................................................  117
         9.7.   Successor Administrative Agent and Swing Line Lender..................  118
         9.8.   Collateral Documents and Guaranty.....................................  119

                                    (iii)

SECTION 10.   MISCELLANEOUS.........................................................  119
      10.1.   Notices...............................................................  119
      10.2.   Expenses..............................................................  120
      10.3.   Indemnity.............................................................  120
      10.4.   Set-Off...............................................................  121
      10.5.   Amendments and Waivers................................................  121
      10.6.   Successors and Assigns; Participations................................  123
      10.7.   Independence of Covenants.............................................  127
      10.8.   Survival of Representations, Warranties and Agreements................  127
      10.9.   No Waiver; Remedies Cumulative........................................  127
      10.10.  Marshalling; Payments Set Aside.......................................  127
      10.11.  Severability..........................................................  128
      10.12.  Obligations Several; Independent Nature of Lenders' Rights............  128
      10.13.  Headings..............................................................  128
      10.14.  APPLICABLE LAW........................................................  128
      10.15.  CONSENT TO JURISDICTION...............................................  128
      10.16.  WAIVER OF JURY TRIAL..................................................  129
      10.17.  Confidentiality.......................................................  129
      10.18.  Usury Savings Clause..................................................  130
      10.19.  Counterparts..........................................................  130
      10.20.  Effectiveness.........................................................  130

                                     (iv)

APPENDICES:    A-1        Revolving Credit Commitments
               A-2        Delayed Draw Term Loan Commitments
               A-3        Term Loan Commitments
               B          Notice Addresses


SCHEDULES:     3.10(a)    Certain Approvals
               3.10(b)       Material Agreements
               3.12       ERISA Matters
               3.16       Capitalization and Subsidiaries
               3.17       Real Estate Assets
               4.1(f)A       Certain Leasehold Properties
               4.1(f)B    Certain Collocation Agreements
               6.1        Certain Indebtedness
               6.2        Certain Liens
               6.6        Certain Investments
               6.11       Certain Transactions


EXHIBITS:      A-1        Funding Notice
               A-2        Conversion/Continuation Notice
               A-3        Issuance Notice
               A-4        Incremental Facility Notice
               B-1        Revolving Loan Note
               B-2        Delayed Draw Term Loan Note
               B-3        Term Loan Note
               B-4        Swing Line Note
               C          Compliance Certificate
               D          Opinions of Counsel to Credit Parties
               E          Assignment Agreement
               F          Certificate Re Non-bank Status
               G-1        Closing Date Certificate
               G-2        Solvency Certificate
               H          Counterpart Agreement
               I          Pledge and Security Agreement
               J-1        Lessor Waiver and Consent Agreement
               J-2        ILEC Consent


                                      (v)

                         CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of December 9, 1999, is entered into by and among NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("Company"), NORTHPOINT COMMUNICATIONS GROUP INC., a Delaware corporation ("Parent Guarantor"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Lead Arranger (in such capacity,"Lead Arranger"), and as Syndication Agent (in such capacity,"Syndication Agent"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Administrative Agent (together with its permitted successors in such capacity,"Administrative Agent"), and CAPITAL SYNDICATION CORPORATION ("CSC"), as Documentation Agent (in such capacity,"Documentation Agent").


                                   RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate amount not to exceed $150,000,000, consisting of up to $30,000,000 aggregate principal amount of Revolving Credit Commitments, $60,000,000 aggregate principal amount of Delayed Draw Term Loans, and $60,000,000 aggregate principal amount of Term Loans, the proceeds of which will be used to repay all of the Indebtedness under the Existing Loan Agreements, to pay Transaction Costs and to finance the purchase of telecommunications equipment and other Consolidated Capital Expenditures associated with the build-out in certain targeted central offices of one or more local exchange carriers and for working capital and other general corporate purposes;

     WHEREAS, Company has agreed to secure all of its obligations hereunder by granting to Administrative Agent, for the benefit of Lenders, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries; and

     WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure Company's and all of the Guarantors' respective Obligations hereunder by granting to Administrative Agent, for the benefit of Lenders, a First Priority Lien on substantially all of their assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Company) and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Guarantors, Lenders, Issuing Bank and Agents agree as follows:


DEFINITIONS AND INTERPRETATION AND INTERPRETATION

     Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "Acknowledgment of Pledge" as defined in the Pledge and Security Agreement.

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by CIBC for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided,
                        -----                                         --------
notwithstanding the foregoing, the term "Adjusted Eurodollar Rate" shall mean a rate per annum equal to the rate of interest set forth in clause (i) of this definition with respect to any Lender that has not delivered to Company and Administrative Agent a written notice certifying that such Lender is subject to the Applicable Reserve Requirements.

          "Administrative Agent" as defined in the preamble hereto.

          "Affected Lender" as defined in Section 2.18(b).

          "Affected Loans" as defined in Section 2.18(b).

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means each of Lead Arranger, Syndication Agent, Administrative Agent, Documentation Agent and, if applicable, Incremental Facility Syndication Agent.

          "Aggregate Amounts Due" as defined in Section 2.17.

          "Aggregate Commitment Usage" means, as of any date of determination, an amount, stated as a percentage, calculated by dividing (i) the aggregate amount of the Total Utilization of Revolving Credit Commitments plus the aggregate amount of Total Utilization of Delayed Draw Term Loan Commitments as of such date, by (ii) the aggregate amount of the Revolving Credit Commitments plus the aggregate amount of the Delayed Draw Term Loan Commitments then in effect as of such date.

          "Aggregate Payments" as defined in Section 7.2.

          "Agreement" means this Credit and Guaranty Agreement, dated as of December 9, 1999, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Commitment Fee Percentage" means a percentage, per annum, determined by reference to the Aggregate Commitment Usage in effect from time to time as set forth below:


               ======================================================
                      Aggregate            Applicable Commitment
                  Commitment Usage             Fee Percentage
               ------------------------------------------------------
               greater than
               or equal to  66%                    0.75%
               ------------------------------------------------------
               less than    66%                    1.25%
               greater than
               or equal to  33%
               ------------------------------------------------------

               less than    33%                    1.50%
               ======================================================


          "Applicable Margin" means (i) with respect to Eurodollar Rate Loans,
(a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending June 30, 2000, a percentage, per annum, determined by reference to the following table as if the Total Leverage Ratio then in effect were > 8.00:1.00;
                                         -
and (b) thereafter, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:


               ==============================================
                      Total           Applicable Margin
                 Leverage Ratio
               ----------------------------------------------
               less than    0 or             4.25%
               greater than
               or equal to  8.00:1.00
               ----------------------------------------------
               less than    8.00:1.00        3.75%
               greater than
               or equal to  6.50:1.00
               ----------------------------------------------
               less than    6.50:1.00        3.50%
               greater than
               or equal to  5.00:1.00
               ----------------------------------------------

               less than    5.00:1.00        3.25%
               ==============================================


and (ii) with respect to Base Rate Loans (including Swing Line Loans), an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.6(d) calculating the Total Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under
Section 5.6(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 8.00:1.00. Within one Business Day of receipt of the applicable information as and when required under Section 5.6(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

          "Applicable Prepayment Premium Percentage" means a percentage, per annum, in effect from time to time as set forth below:


               ======================================================
                    Period after            Applicable Prepayment
                  the Closing Date           Premium Percentage
               ------------------------------------------------------

                    0-12 months                   3.00%
               ------------------------------------------------------

                    13-24 months                  2.00%
               ======================================================

          "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in

Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Parent Guarantor, Company or any Subsidiary Guarantor), in one transaction or a series of transactions, of all or any part of Parent Guarantor's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Parent Guarantor's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business, (ii) sales of assets for aggregate consideration of less than $250,000 with respect to any transaction or series of related transactions and less than $1,000,000 in the aggregate during any fiscal year and (iii) sales of Cash Equivalents in the ordinary course of business.

          "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

          "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

          "Bankruptcy Code" means title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Base Rate" means, for any day, a rate per annum (rounded to the nearest 1/100 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "Beneficiary" means each Agent, Issuing Bank, Lender and Lender Counterparty.

          "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Business" means the business of operating and maintaining the Systems owned by Company and its Subsidiaries and all operations related thereto or in support thereof.

          "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Cash" means money, currency or a credit balance in any demand or Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, repurchase agreements, money market or other cash management accounts, bankers acceptances and short term Eurodollar time deposits maturing within one year after such date and issued or accepted by any Lender or by any financial institution organized under the laws of the United States of America or any state thereof or the District of Columbia that either (x) has a long term deposit rating of at least A-2 from Moody's and A by S&P or (y) (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) floating and fixed rate obligations of major corporation, banks, and agencies, including, but not limited to, corporate bond, medium term notes, deposit notes and eurodollar/yankee notes and bonds; provided, with respect to all obligations referred to in this clause (v), (a)
--------
all such obligations shall be rated at least A2 or A by Moody's or S&P, respectively; (b) no such obligation shall have a duration in excess of one year, and (c) the aggregate principal amount of all such obligations held at any time by all of the Credit Parties shall not exceed 50% of the aggregate principal amount of all Cash Equivalents described in clauses (i) through (iv) of this definition (including, with respect to investments referred to in clauses (i) and (ii) hereof, investments in the form permitted pursuant to clause (vi) of this definition); and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit F.

          "Change of Control" means, at any time, (i) for a period of one year after the Closing Date, either of the Founders referred to in clauses (i) or
(ii) of the definition thereof shall cease to own or control at least 20% of the Capital Stock of Parent Guarantor owned and controlled by such Founder as of the Closing Date; (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than one or more of the Founders (a) shall have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Parent Guarantor or
(b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Parent Guarantor; (iii) a "change of control" or similar event shall occur under any Indebtedness permitted hereunder; (iv) Parent Guarantor shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Company; or (v) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent Guarantor cease to be occupied by Persons who either (a) were members of the board of directors of Parent Guarantor on the Closing Date or (b) were nominated for election by the board of directors of Parent Guarantor, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors.

          "Class" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Credit Exposure (including Swing Line Lender), (b) Lenders having Delayed Draw Term Loan Exposure, and (c) Lenders having Term Loan Exposure, and (ii) with respect to Commitments and Loans, each of the following classes of Commitments and Loans: and (a) Revolving Credit Commitments and Revolving Loans (including Swing Line Loans), (b) Delayed Draw Term Loan Commitments and Delayed Draw Term Loans, and (c) Term Loan Commitments and Term Loans.

          "Closing Date" means the date on which the Term Loans are made.

          "Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit G-1.

          "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Account" as defined in Section 2.4(h).

          "Collateral Documents" means the Pledge and Security Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Administrative Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

          "Commitment" means a Revolving Credit Commitment or either of the Credit Facility Term Loan Commitments, and the term "Commitments" means the Revolving Credit Commitments and the Credit Facility Term Loan Commitments, collectively.

          "Company" as defined in the preamble hereto.

          "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C.

          "Consolidated Adjusted EBITDA" means, for any period, an amount determined for Parent Guarantor and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of
(a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) to the extent deducted in determining Consoli-
dated Net Income, Market Co-Development Costs funded on or before June 30, 2001by equity Investments by non-Affiliates of Parent Guarantor; provided, all
                                                                 --------
such Market Co-Development Costs included in this clause (f) shall not exceed $5,000,000 in the aggregate in any fiscal quarter; and (e) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such
-----
period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures of Parent Guarantor and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of Parent Guarantor and its Subsidiaries.

          "Consolidated Capitalization" means, as at any date of determination, the sum of (i) Consolidated Total Debt and (ii) the paid-in-equity capital, including preferred stock but excluding additional equity issued as pay-in-kind dividends on issued and outstanding equity Securities and excluding any accumulated deficits resulting from operations, of Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Parent Guarantor and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Parent Guarantor and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, and (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for
                    -----
such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Credit Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest

Expense, (d) the provision for current taxes based on income of Parent Guarantor and its Subsidiaries and payable in cash with respect to such period, (e) to the extent not otherwise deducted in the determination of Consolidated Excess Cash Flow, Investments permitted and actually made during such period under Section 6.6(h); and (f) Restricted Junior Payments permitted and actually made during such period under Section 6.4(b).

          "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of the amounts determined for Parent Guarantor and its Subsidiaries on a consolidated basis equal to (i) Consolidated Principal Payments for such period, (ii) Consolidated Interest Expense for such period, (iii) Consolidated Capital Expenditures for such period, (iv) all payments for taxes based on income paid in Cash by Parent Guarantor and its Subsidiaries for such period, and (v) all dividends paid in Cash by Parent Guarantor for such period.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Parent Guarantor and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Parent Guarantor and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.11(d) payable on or before the Closing Date.

          "Consolidated Net Income" means, for any period, (i) the net income (or loss) of Parent Guarantor and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the net income of any Person (other than a Subsidiary of
      -----
Parent Guarantor) in which any other Person (other than Parent Guarantor or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Parent Guarantor or any of its Subsidiaries by such Person during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent Guarantor or is merged into or consolidated with Parent Guarantor or any of its Subsidiaries or that Person's assets are acquired by Parent Guarantor or any of its Subsidiaries, (c) the income of any Subsidiary (other than a Guarantor) of Parent Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

          "Consolidated Principal Payments" means, for any period, total scheduled principal payments (including that portion attributable to Capital Leases in accordance with GAAP) of Parent Guarantor and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Parent Guarantor and its Subsidiaries.

          "Consolidated Senior Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries referred to in Sections 6.1(a), 6.1(i), 6.1(j), and 6.1(l) determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of any such substance or waste.

          "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          "Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

          "Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit H.

          "Contributing Guarantors" as defined in Section 7.2.

          "Credit Date" means the date of a Credit Extension.

          "Credit Document" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents, Issuing Bank or any Lender in connection herewith; provided, the term "Credit Document" shall not include any Hedge Agreement unless (x) such Hedge Agreement is between Company and a Lender Counterparty and (y) Company and such Lender Counterparty have agreed that such Hedge Agreement is a

"Credit Document."

          "Credit Extension" means the making of a Loan or the issuing of a Letter of Credit.

          "Credit Facility Term Loan" means a Delayed Draw Term Loan or a Term Loan, as applicable.

          "Credit Facility Term Loan Commitment" means the Delayed Draw Term Loan Commitment or the Term Loan Commitment of a Lender, as applicable, and "Credit Facility Term Loan Commitments" means such Commitments of all Lenders in the aggregate.

          "Credit Facility Term Loan Maturity Date" means the Delayed Draw Term Loan Maturity Date or the Term Loan Maturity Date, as applicable.

          "Credit Party" means each Person (other than any Agent, Issuing Bank or any Lender or any other representative thereof) from time to time party to a Credit Document.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Parent Guarantor's and its Subsidiaries' operations.

          "Debt Service Coverage Ratio" means the ratio as of the last day of any fiscal quarter of (i) two times the Consolidated Adjusted EBITDA for the two-fiscal quarter period then ended, to (ii) the sum of (a) two times the Consolidated Interest Expense for such two-fiscal quarter Period and (b) Consolidated Principal Payments for such two-fiscal quarter Period and the scheduled Consolidated Principal Payments for the immediately succeeding two-fiscal quarter period.

          "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans or Delayed Draw Term Loans, as the case may be, of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Revolving Loans or Delayed Draw Term Loans, as applicable, of such Defaulting Lender.

          "Default Period" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all or Revolving Credit Commitments or Delayed Draw Term Loan Commitments, as the case may be, are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans or Delayed Draw Term Loans, as the case may be, in accordance with the terms of Section 2.13 or Section 2.14 or by a combination thereof) and
(b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its applicable Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

          "Defaulting Lender" as defined in Section 2.22.

          "Defaulting Loan" as defined in Section 2.22.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Delayed Draw Term Loan" means a Delayed Draw Term Loan made by a Lender to Company pursuant to Section 2.1(b).

          "Delayed Draw Term Loan Commitment" means the Commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan to Company. The amount of each Lender's Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof; "Delayed Draw Term Loan Commitments" means such Commitments of all Lenders in the aggregate, and the aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $110,000,000.

          "Delayed Draw Term Loan Commitment Period" means the period from the Closing Date to but excluding the Delayed Draw Term Loan Commitment Termination Date.

          "Delayed Draw Term Loan Commitment Termination Date" means the earliest to occur of (i) December 9, 1999, if the Term Loans are not made on or before that date; (ii) December 9, 2000, (iii) the date on which the aggregate amount of the then outstanding Delayed Draw Term Loans equals the aggregate amount of Delayed Draw Term Loan Commitments then in effect, (iv) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to
Section 2.14, and (v) the date of the termination of the Delayed Draw Term Loan Commitments pursuant to Section 8.1.

          "Delayed Draw Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Delayed Draw Term Loans of such Lender; provided, at any time prior to the making of the
                                --------
Delayed Draw Term Loans, the Delayed Draw Term Loan Exposure of any Lender shall be equal to such Lender's Delayed Draw Term Loan Commitment.

          "Delayed Draw Term Loan Maturity Date" means the earlier of (i) December 9, 2005, and (ii) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Delayed Draw Term Loan Note" means a promissory note in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

          "Documentation Agent" as defined in the preamble hereto.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity (other than an individual) that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Parent Guarantor shall be an Eligible
            --------
Assignee.

          "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees or other binding determination of any Governmental Authority relating to protection of the environment, the handling, disposal or Release of Contaminants and occupational safety and health. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 33 U.S.C. ' 6901 et
                                                                            --
seq., as amended; the Comprehensive Environmental Response, Compensation and
----
Liability Act, 42 U.S.C. ' 9601 et seq., as amended; the Toxic Substances
                                -- ----
Control Act, 15 U.S.C. ' 2601 et seq., as amended; the Clean Water Act, 33
                              -- ----
U.S.C. ' 1251 et seq., as amended; the Clean Air Act, 42 U.S.C. ' 7401 et seq.,
              -- ----                                                  -- ----
as amended; state and federal environmental lien and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. ' 651 et seq.; and
                                                                  ------
U.S. Department of Transportation regulations related to the transportation of hazardous materials, each as from time to time hereafter in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as Company, (ii) any partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with Company and (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as Company.

          "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

          "Event of Default" means each of the conditions or events set forth in
Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Existing Loan Agreements" means (i) that certain First Priority Loan and Guaranty Agreement, dated as of April 5, 1999, and as amended through the Closing Date, among Company, as borrower, NorthPoint Communications of Virginia, Inc. ("NorthPoint Virginia") and Parent Guarantor, as guarantors, the lenders party thereto from time to time, GSCP, as a joint lead arranger and syndication agent, CIBC, as administrative agent, Newcourt Commercial Finance Corporation ("Newcourt"), as documentation agent and collateral agent, and CSC, as a joint lead arranger, and (ii) that certain Second Priority Loan and Guaranty Agreement, dated as of April 5, 1999, and as amended through the Closing Date, among Company, as borrower, NorthPoint Virginia and Parent Guarantor, as guarantors, the lenders party thereto from time to time, GSCP, as a joint lead arranger and syndication agent, Newcourt, as administrative agent, collateral agent and documentation agent, and CSC, as a joint lead arranger.

          "Fair Share Contribution Amount" as defined in Section 7.2.

          "Fair Share" as defined in Section 7.2.

          "Fair Share Shortfall" as defined in Section 7.2.

          "FCC" means the Federal Communications Commission or any successor commission or agency of the United States of America having jurisdiction over Company or any System.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York time) for such day on such transactions as determined by Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Financials" as defined in Section 3.3.

          "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Parent Guarantor that such financial statements fairly present, in all material respects, the financial condition of Parent Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

          "Fixed Charge (Interest) Coverage Ratio" means the ratio as of the last day of any fiscal quarter of (i) two times the Consolidated Adjusted EBITDA for the two-fiscal quarter period then ended, to (ii) two times the Consolidated Fixed Charges for such two-fiscal quarter period; provided, for each of the two-
                                                  --------
fiscal quarter period ending on each of March 31, 2002, June 30, 2002 and September 30, 2002, clause (ii) of this definition shall be determined only by reference to the amount of Consolidated Interest Expense for such two-fiscal quarter period.

          "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

          "Founders" means each of (i) Michael W. Malaga, (ii)Tim Monahan, William Euske, Nathan Gregory, Robert Flood and Steve Gorosh, as a group, (iii) investment funds controlled by The Carlyle Group owning capital stock of Parent Guarantor as of the Closing Date, as a group, and (iv) investment funds controlled by Vulcan Ventures Incorporated owning capital stock of Parent Guarantor as of the Closing Date, as a group.

          "Funding Default" as defined in Section 2.22.

          "Funding Guarantors" as defined in Section 7.2.

          "Funding Notice" means a notice substantially in the form of Exhibit A-1.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

          "Governmental Approval" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority, including, without limitation, any license, permit, franchise or certificate of public convenience and necessity issued to Company or any of its Subsidiaries by the FCC, any PUC or any other Governmental Authority in connection with any System.

          "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Grantor" as defined in the Pledge and Security Agreement.

          "Guaranteed Obligations" as defined in Section 7.1.

          "Guarantor" means each of Parent Guarantor and each Domestic Subsidiary of Parent Guarantor (other than Company).

          "Guaranty" means the guaranty of each Guarantor set forth in Section
7.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Parent Guarantor's or any of its Subsidiaries' businesses.

          "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "ILEC Consent" means an ILEC Consent substantially in the form of Exhibit J-2 with such amendments or modifications as may be approved by Administrative Agent.

          "Increased-Cost Lenders" as defined in Section 2.22.

          "Incremental Facility Commitments" as defined in Section 2.24(a)(iii).

          "Incremental Facility Delayed Draw Term Loan Commitments" as defined in Section 2.24(a)(ii).

          "Incremental Facility Delayed Draw Term Loan Lender" as defined in
Section 2.24(f)(i).

          "Incremental Facility Loans" as defined in Section 2.24(b)(i).

          "Incremental Facility Lender" as defined in Section 2.24(b)(ii).

          "Incremental Facility Maximum Amount" means $50,000,000.

          "Incremental Facility Notice" means an Incremental Facility Notice substantially in the form of Exhibit A-4.

          "Incremental Facility Revolving Credit Commitments" as defined in
Section 2.24(a)(i).

          "Incremental Facility Revolving Lender" as defined in Section 2.24(e)(i).

          "Incremental Facility Syndication Agent" as defined in Section
2.24(c).

          "Incremental Facility Term Loan Commitments" as defined in Section 2.24(a)(iii).

          "Incremental Facility Term Loan" means a Loan made by an Incremental Facility Term Loan Lender pursuant to Section 2.24(f) or 2.24(g).

          "Incremental Facility Term Loan Lender" as defined in Section 2.24(g)(i).

          "Indebtedness", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person;
(vi) the face amount of any letter of credit (other than letters of credit issued in support of ordinary trade liabilities or workers' compensations obligations, unless and until drawn and unreimbursed within one Business Day after such drawing) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and
(ix) any liability of such Person for the Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) Obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedge Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall Obligations under Hedge Agreements be
          --------
deemed "Indebtedness" for any purpose under Section 6.7.

          "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including, without limitation, environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or any of the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Loans or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto; or (iii) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Credit Party or their Affiliates.

          "Indemnitee" as defined in Section 10.3.

          "Installment" as defined in Section 2.12(a).

          "Installment Date" as defined in Section 2.12(a).

          "Intellectual Property" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

          "Intellectual Property Collateral" means all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

          "Interest Payment Date" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of
                                --------
longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would
                                   --------
otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (f), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Credit Facility Term Loans shall extend beyond the Credit Facility Term Loan Maturity Date of such Class; (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Commitment Termination Date; (e) no Interest Period with respect to any portion of Delayed Draw Term Loans shall extend beyond the Delayed Draw Term Loan Maturity Date; and (f) no Interest Period with respect to any portion of the Term

Loans shall extend beyond the Term Loan Maturity Date.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Parent Guarantor's and its Subsidiaries' operations.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Parent Guarantor or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Subsidiary Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Parent Guarantor from any Person (other than Parent Guarantor or any Subsidiary Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees, officers and directors for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Parent Guarantor or any of its Subsidiaries to any other Person (other than Parent Guarantor or any Subsidiary Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be reduced, but not to an amount less than $0, by the amount of any cash distributions of (including repayment of principal) and on (including interest and cash dividends) such Investment. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Investment Property" as defined in the Pledge and Security Agreement.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time and any successor statutes.

          "IRS" means the Internal Revenue Service or any successor agency.

          "Issuance Notice" means an Issuance Notice substantially in the form of Exhibit A-3.

          "Issuing Bank" means CIBC as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in
                                                                    --------
no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Lead Arranger" as defined in the preamble hereto.

          "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

          "Lender" means each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns.

          "Lender Counterparty" means each Person that is a Lender or any Affiliate thereof counterparty to a Hedge Agreement at the time such Hedge Agreement was entered into.

          "Lessor Waiver and Consent Agreement" means a Lessor Waiver and Consent Agreement substantially in the form of Exhibit J-1 with such amendments or modifications as may be approved by Administrative Agent.

          "Letter of Credit" means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

          "Letter of Credit Sublimit" means the lesser of (i) $10,000,000 and
(ii) the aggregate unused amount of the Revolving Credit Commitments then in effect.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" means a Revolving Loan, a Delayed Draw Term Loan, a Term Loan or a Swing Line Loan.

          "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Market Co-Development Costs" means actual cash expenses incurred by

Company or any of its Subsidiaries in connection with the development of a market; provided, (x) such expenses are only incurred as a result of the development of such market in cooperation with another Person, other than an Affiliate and (y) such expenses are not included as projected expenses in the Projections.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect upon the business, condition (financial or otherwise), operations, properties, or prospects of such Person, or upon the ability of such Person to perform, or the ability of any Agent or Lender to enforce any right or remedy, under any Credit Document.

          "Maximum Available Amount" as defined in Section 2.4(i).

          "Moody's" means Moody's Investor Services, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by Company or an ERISA Affiliate.

          "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Parent Guarantor or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs
                                          -----
(including legal, accounting, brokerage, appraisal, investment banking and consent fees and expenses) incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Parent Guarantor or any of its Subsidiaries in connection with such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Parent Guarantor or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Parent Guarantor or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii)
                                                                     -----
(a) any actual and reasonable
costs incurred by Parent Guarantor or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Parent Guarantor or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

          "Non-US Lender" as defined in Section 2.20(c).

          "Note" means a Revolving Loan Note, a Delayed Draw Term Note, a Term Note or a Swing Line Note.

          "Notice" means a Funding Notice, an Issuance Notice, a
Conversion/Continuation Notice or an Incremental Facility Notice.

          "Obligations" means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates under any Credit Document or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any Person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise. Obligations shall not include any obligations under a Hedge Agreement unless Company and the applicable Lender Counterparty thereto have agreed that such Hedge Agreement is a Credit Document.

          "Obligee Guarantor" as defined in Section 7.7.

          "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "Parent Guarantor" as defined in the preamble hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Permitted Acquisition" means any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,
--------

               (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

               (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Approvals;

               (iii) in the case of the acquisition of Capital Stock of any Person, such Capital Stock shall constitute at least 85% of the Capital Stock (except for any Capital Stock in the nature of directors' qualifying shares required pursuant to applicable law) of such Person, such Capital Stock shall be acquired by Company or a Subsidiary Guarantor and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Section 5.15, as applicable;

               (iv) Parent Guarantor and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to such acquisition, Section 6.7 (as determined in accordance with Section 6.7(c));

               (v) Company shall have delivered to Administrative Agent, a Compliance Certificate evidencing compliance with Section 6.7 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.7; and

               (vi) any Person or assets or division as acquired in accordance herewith shall be in same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date.

          "Permitted Investments" means an Investment in the Capital Stock of any Person; provided, (i) such Person is organized under the laws of the United
            --------
States of America, any State thereof or the District of Columbia, (ii) all Investments by Parent Guarantor and its Subsidiaries in such Person do not, in the aggregate, both before and after giving effect to any proposed Investment, exceed 49% of the voting and economic interests in the Capital Stock of such Person on a fully diluted basis, and (iii) upon giving effect to any Investment therein, such Person's financial results and conditions would not be consolidated, in accordance with GAAP, with the financial results and condition of Parent Guarantor or any Subsidiary thereof.

          "Permitted Liens" means each of the Liens permitted pursuant to
Section 6.2.

          "Permitted Parent Guarantor Indebtedness" means Indebtedness of Parent Guarantor that (i) is not secured by any real, mixed or personal property of Parent Guarantor or any of its Subsidiaries, including Company; (ii) is not guaranteed by Company or any other Subsidiary of Parent Guarantor; (iii) does not require cash payments of principal or interest (except as otherwise permitted pursuant to clause (v) of this definition) or any mandatory redemption or other repayments (other than in the case of a change of control or a sale of assets so long as no such repayment is required with respect to asset sales if the net proceeds thereof are applied pursuant to Section 2.13(a)) with respect thereto (whether before or after default, at maturity, as a result of acceleration or otherwise); (iv) does not have a scheduled maturity earlier than six months after the scheduled Term Loan Maturity Date; (v) of which no more than $200,000,000 at any time is outstanding in the form of a Security that pays interest on a current pay basis (other than any paid from the pre-funded interest in accordance with clause (vi) of this definition); and (vi) is not in the form of a Security the interest obligation of which is pre-funded (other than from the proceeds of the issuance thereof) for any period of time.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Pledge and Security Agreement" means the Pledge and Security Agreement substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

          "Prepayment Premium" as defined in Section 2.15(e).

          "Prime Rate" means a rate per annum equal to the prime rate announced by CIBC from time to time, changing when and as such rate changes, it being understood that such rate of interest is not necessarily the lowest or best rate charged by CIBC to its customers.

          "Principal Office" means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

          "Production Ready Physical Central Offices" means a central office (i) where Company has secured physical collocation, (ii) where equipment and transport installation have been successfully completed, (iii) with respect to which paid traffic is being billed and (iv) that has obtained all necessary Governmental Approvals.

          "Projections" as defined in Section 3.3.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Revolving Credit Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Credit Exposure of that Lender by (b) the aggregate Revolving Credit Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loan Commitment or the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (a) the Delayed Draw Term Loan Exposure of that Lender by (b) the aggregate Delayed Draw Term Loan Exposure of all Lenders; and (iii) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Revolving Credit Exposure, the Delayed Draw Term Loan Exposure and the Term Loan Exposure of that Lender, by
(B) an amount equal to the sum of the aggregate Revolving Credit Exposure, the aggregate Delayed Draw Term Loan Exposure and the aggregate Term Loan Exposure of all Lenders.

          "PUC" means any state Governmental Authority having utility or telecommunications regulatory authority over Parent Guarantor or any of its Subsidiaries, including Company, or any System.

          "Real Estate Asset" means, at any time of determination, any interest then owned by any Credit Party in any real property, including, without limitation, all easements, rights of way, rights of occupancy, licenses and similar rights with respect thereto.

          "Reduction" as defined in Section 2.12(b).

          "Reduction Date" as defined in Section 2.12(b).

          "Refunded Swing Line Loans" as defined in Section 2.3(c).

          "Register" as defined in Section 2.7(b).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" as defined in Section 2.4(d).

          "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the environment; (ii) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform preremedial studies and investigations and postremedial monitoring and care.

          "Reportable Event" means any reportable event as defined in Section 4043 of ERISA unless the reporting requirement with respect to such reportable event has been waived by the PBGC or other appropriate Governmental Authority.

          "Replacement Lender" as defined in Section 2.22.

          "Required Prepayment Date" as defined in Section 2.15(c).

          "Requisite Class Lenders" means, at any time of determination, (i) for the Class of Lenders having Revolving Credit Exposure, Lenders having or holding more than 50% of the aggregate Revolving Credit Exposure of all Lenders; (ii) for the Class of Lenders having Delayed Draw Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Delayed Draw Term Loan Exposure of all Lenders; and (iii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

          "Requisite Lenders" means one or more Lenders having or holding Revolving Credit Exposure, Delayed Draw Term Loan Exposure and/or Term Loan Exposure representing more than 50% of the sum of (i) the aggregate Revolving Credit Exposure of all Lenders, (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders and (iii) the aggregate Term Loan

Exposure of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Parent Guarantor or Company now or hereafter outstanding, except a dividend payable solely in shares of stock; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Parent Guarantor or Company now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Parent Guarantor or Company now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Permitted Parent Guarantor Indebtedness.

          "Revolving Credit Commitment" means the Revolving Credit Commitment of a Lender to make or otherwise fund any Credit Extension (other than any Credit Facility Term Loan). The amount of each Lender's Revolving Credit Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof; Revolving Credit Commitments" means such Commitments of all Lenders in the aggregate, and the aggregate amount of the Revolving Credit Commitments as of the Closing Date is $55,000,000.

          "Revolving Credit Commitment Period" means the period from the Closing Date to but excluding the Revolving Credit Commitment Termination Date.

          "Revolving Credit Commitment Termination Date" means the earliest to occur of (i) December 9, 1999, if the Term Loans are not made on or before that date; (ii) December 9, 2005, (iii) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iv) the date of the termination of the Revolving Credit Commitments pursuant to Section 8.1.

          "Revolving Credit Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender's Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

          "Revolving Loan" means a Loan made by a Lender to Company pursuant to
Section 2.1(a).

          "Revolving Loan Note" means a promissory note in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

          "Saving" as defined in Section 2.20(d).

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Senior Leverage Ratio" means the ratio as of the last day of any fiscal quarter of (i) Consolidated Senior Debt as of such day to (ii) two times the Consolidated Adjusted EBITDA for the two-fiscal quarter period ending on such date.

          "Solvency Certificate" means a Solvency Certificate substantially in the form of Exhibit G-2.

          "Solvent" means, at any time of determination, with respect to any
Person:

               (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities);

               (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

               (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

               (iv) it has capital sufficient to carry on its business as conducted or contemplated to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or mature liability.

          "Subject Transaction" as defined in Section 6.7(c).

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any
         --------
Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

          "Subsidiary Guarantor" means each Subsidiary of Parent Guarantor that is a Guarantor.

          "Swing Line Lender" means CIBC in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

          "Swing Line Loan" means a Revolving Loan made by Swing Line Lender to Company pursuant to Section 2.3.

          "Swing Line Note" means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

          "Swing Line Sublimit" means the lesser of (i) $5,000,000, and (ii) the aggregate unused amount of Revolving Credit Commitments then in effect.

          "Syndication Agent" as defined in the preamble hereto.

          "System" means each data communications, telecommunications or information system (including, without limitation, any voice, video transmission, data or Internet services), and any related, ancillary or complementary services, owned by Company or any of its Subsidiaries and all replacements, enhancements or additions thereto.

          "Taxes" means any and all license, documentation, recording and registration fees, and all taxes, including, without limitation, income (other than taxes on net income or profits and franchise taxes imposed on the Lenders or any Agent by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located), gross receipts, sales, value-added, use, excise, personal property (tangible and intangible), real estate and stamp, documentary, transfer or recording taxes, levies, imposts, deductions, duties, assessments, fees, charges, and withholdings of any nature whatsoever, whether or not presently in existence, together with any penalties, fines, additions to tax, or interest thereon, imposed by any taxing authority or other Governmental Authority.

          "Term Loan" means a Term Loan made by a Lender to Company pursuant to
Section 2.2(a).

          "Term Loan Commitment" means the Commitment of a Lender to make or otherwise fund a Term Loan to Company. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof; "Term Loan Commitments" means such Commitments of all Lenders in the aggregate, and the aggregate amount of the Term Loan Commitments as of the Closing Date is $85,000,000.

          "Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term
        --------
Loan Exposure of any Lender shall be equal to such Lender's Term Loan
Commitment.

          "Term Loan Maturity Date" means the earlier of (i) June 9, 2006, and
(ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Term Loan Note" means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

          "Terminated Lender" as defined in Section 2.22.

          "Termination Event" means (i) a Reportable Event with respect to a Benefit Plan; (ii) the withdrawal of Company or any ERISA Affiliate from a Benefit Plan during a plan year in which Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) the termination of, or the appointment of a trustee to administer, any Benefit Plan pursuant to Section 4042 of ERISA; or (vi) the partial or complete withdrawal of Company or any ERISA Affiliate from a Multiemployer Plan, in each case, provided that such event results or is reasonably likely to result in a material liability to Company.

          "Third Party Interactives" means all Persons with whom Company exchanges data electronically in the ordinary course of business, including without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

          "Total Leverage Ratio" means the ratio as of the last day of any fiscal quarter of (i) Consolidated Total Debt as of such day to (ii) two times the Consolidated Adjusted EBITDA for the two-fiscal quarter period ending on such date.

          "Total Utilization of Delayed Draw Term Loan Commitments" means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Delayed Draw Term Loans.

          "Total Utilization of Revolving Credit Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

          "Transaction Costs" means the fees, costs and expenses payable by Company on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

          "Type of Loan" means (i) with respect to Revolving Loans or either of the Credit Facility Term Loans, a Base Rate Loan or a Eurodollar Rate Loan, and
(ii) with respect to Swing Line Loans, a Base Rate Loan.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "Waivable Mandatory Prepayment" as defined in Section 2.15(c).

          "Year 2000 Corrective Actions" means, as to each of the Credit Parties, all actions necessary to eliminate such Credit Party's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

          "Year 2000 Corrective Plan" means, with respect to each of the Credit Parties, a comprehensive plan to eliminate all of its Year 2000 Problems on or before August 31, 1999, including without limitations (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

          "Year 2000 Date-Sensitive System/Component" means, as to any Person, any system software, network software, applications software, database, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client system, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

          "Year 2000 Implementation Testing" means, as to each of the Credit Parties, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and a system wide basis, (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Year 2000 Corrective Actions, the need for which has been demonstrated by test and validation procedures.

          "Year 2000 Problems" means, with respect to each of the Credit Parties, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

     Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Parent Guarantor to Lenders pursuant to Section 5.6(a) and 5.6(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.6(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Financials.

     Interpretation, etc, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


LOANS AND LETTERS OF CREDIT

     Revolving Loans and Delayed Draw Term Loans.

          Commitments.
          -----------

               Revolving Credit Commitments. During the Revolving Credit Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender's Revolving Credit Commitment; provided, after
                                                                --------
giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect. Amounts borrowed pursuant to this Section 2.1(a)(i) may be repaid and reborrowed during the Revolving Credit Commitment Period.
Each Lender's Revolving Credit Commitment shall expire on the Revolving Credit Commitment Termination Date and, subject to Section 2.14, all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Credit Commitments shall be paid in full no later than such date.

               Delayed Draw Term Loan Commitments. During the Delayed Draw Term Loan Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Delayed Draw Term Loans to Company in the aggregate amount up to but not exceeding such Lender's Delayed Draw Term Loan Commitment; provided, after giving effect to the making of any Delayed Draw Term Loans in no
--------
event shall the Total Utilization of Delayed Draw Term Loan Commitments exceed the Delayed Draw Term Loan Commitments then in effect. Any amount borrowed pursuant to this Section 2.1(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Each Lender's Delayed Draw Term Loan Commitment shall expire on the Delayed Draw Term Loan Commitment Termination Date. Subject to Sections 2.12(a) and 2.14, all amounts owed hereunder with respect to the Delayed Draw Term Loans shall be paid in full no later than the Delayed Draw Term Loan Maturity Date.

          Borrowing Mechanics.
          -------------------

               (i) Except pursuant to Section 2.3(c) or 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (ii) Delayed Draw Term Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount, and Delayed Draw Term Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (iii) Whenever Company desires that Lenders make Revolving Loans or Delayed Draw Term Loans, as the case may be, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for any Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date.

               (iv) Notice of receipt of each Funding Notice in respect of Revolving Loans or Delayed Draw Term Loans, as the case may be, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness.

               (v) Each Lender shall make the amount of its Revolving Loan or Delayed Draw Term Loan, as the case may be, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative

Agent by Company.

          Total Funding of Delayed Draw Term Loan Commitments.  Notwithstanding
          ---------------------------------------------------
anything herein to the contrary, Company shall be deemed to have delivered to Administrative Agent a Funding Notice for Delayed Draw Term Loans three Business Days prior to the Delayed Draw Term Loan Commitment Termination Date in an amount equal to the excess, if any, of the Delayed Draw Term Loan Commitments in effect as of such date and the Total Utilization of Delayed Draw Term Loan Commitments as of such date. Thereafter, Company shall be obligated to borrow, and Company shall borrow, such amount of Delayed Draw Term Loans on the Delayed Draw Term Loan Commitment Termination Date in accordance with the terms and conditions hereof.

     Term Loans.

          Commitments.  Subject to the terms and conditions hereof, each Lender
          -----------
severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender's Term Loan Commitment. Company may make only one borrowing under the Term Loan Commitments which shall be on the Closing Date. Any amount borrowed under this Section 2.2(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

          Borrowing Mechanics.
          -------------------

               Company shall deliver to Administrative Agent a fully executed and delivered Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Term Loans for all purposes hereof) on or before 10:00 a.m. (New York City time) on the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

               Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

     Swing Line Loans.

          Commitment.  During the Revolving Credit Commitment Period, subject to
          ----------
the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line
               --------
Loan, in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Credit Commitment Period. Swing Line Lender's Revolving Credit Commitment shall expire on the Revolving Credit Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Credit Commitments shall be paid in full no later than such date.

          Borrowing Mechanics.
          -------------------

               Swing Line Loans shall be made in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount.

               Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

               Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m.(New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company at Administrative Agent's Principal Office, or to such other account as may be designated in writing to Administrative Agent by Company.

          Refunded Swing Line Loans.  With respect to any Swing Line Loans which
          -------------------------
have not been voluntarily prepaid by Company pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Credit Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving

Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and
(ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

          Lenders' Purchase of Participations in Swing Line Loans.  If for any
          -------------------------------------------------------
reason Revolving Loans are not made pursuant to Section 2.3(c) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Credit Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day's notice from Swing Line Lender, each Lender holding a Revolving Credit Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Credit Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Credit Commitment fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

          Obligations Absolute.  Notwithstanding anything contained herein to
          --------------------
the contrary, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.3(c) and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.3(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (ii) the occurrence or continuation of a Default or Event of Default; (iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (iv) any breach of this Agreement or any other Credit Document by any party thereto; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided
                                                                     --------
that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 4.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made. Swing Line Lender shall not be obligated to make any Swing Line Loans (1) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (2) at a time when a Funding Default with respect to the Revolving Loans exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

     Issuance of Letters of Credit and Purchase of Participations Therein.

          Letters of Credit.  During the Revolving Credit Commitment Period,
          -----------------
subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit
                                         --------
shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Credit Commitments exceed the Revolving Credit Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) the Revolving Credit Commitment Termination Date and (2) with respect to any standby letter of credit, the date which is one year from the date of issuance thereof. Subject to the foregoing, Issuing Bank may agree that a standby letter of credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank
                                                     --------
shall not extend any such letter of credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding
                                    --------  -------
Default with respect to the Revolving Loans exists, Issuing Bank shall not be required to issue any Letter of Credit the amount of which Letter of Credit includes the amount of the Pro Rata Share of the Defaulting Lender.

          Notice of Issuance.  Whenever Company desires the issuance of a Letter
          ------------------
of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 4.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender of such issuance.

          Responsibility of Issuing Bank With Respect to Requests for Drawings
          --------------------------------------------------------------------
and Payments.  In determining whether to honor any drawing under any Letter of
------------
Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank and by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to Company. Notwithstanding anything to the contrary contained in this Section 2.4(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

          Reimbursement by Company of Amounts Drawn or Paid Under Letters of
          ------------------------------------------------------------------
Credit.  In the event Issuing Bank has determined to honor a drawing under a
------
Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the
                                --------
contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any
                                                 -------- -------
reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this
Section 2.4(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

          Lenders' Purchase of Participations in Letters of Credit.  Immediately
          --------------------------------------------------------
upon the issuance of each Letter of Credit, each Lender having a Revolving Credit Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Credit Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Credit Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this
Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

          Obligations Absolute.  The obligation of Company to reimburse Issuing
          --------------------
Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent Guarantor or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that
                                                 --------
payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

          Indemnification.  Without duplication of any obligation of Company
          ---------------
under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or
(ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act of any Governmental Authority.

          Collateral Account.  Administrative Agent is hereby authorized to
          ------------------
establish and maintain at Administrative Agent's Principal Office, as a blocked account in the name of Administrative Agent and under the sole dominion and control thereof, a restricted deposit account designated as "NorthPoint Collateral Account" (the "Collateral Account"). All amounts at any time held in the Collateral Account shall be beneficially owned by Company but shall be held in the name of Administrative Agent, for the benefit of Lenders, as collateral security for the Obligations upon the terms and conditions set forth herein. Company shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Company) of immediately available funds, in each case addressed to Administrative Agent's Principal Office. Company shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Administrative Agent by telefacsimile of the date, amount and method of delivery of such deposit. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Administrative Agent to its customers for deposits of like amounts and terms. Subject to Administrative Agent's rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

          Application of Collateral Account Proceeds.  Upon the occurrence and
          ------------------------------------------
during the continuance of an Event of Default at the request of Issuing Bank or Lenders holding more than 50% of the aggregate Revolving Credit Exposure, Company shall deliver funds for deposit in the Collateral Account pay to Administrative Agent an amount equal to the Letter of Credit Usage at such time. If for any reason the aggregate amount delivered by Company for deposit in the Collateral Account as aforesaid is less than the Letter of Credit Usage at such time, the aggregate amount so delivered by Company shall be apportioned among all outstanding Letters of Credit for purposes of this Section 2.4(i) in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "Maximum Available Amount") to the Letter of Credit Usage at such time. Upon any drawing under any outstanding Letter of Credit in respect of which Company has deposited in the Collateral Account any amounts described above, Administrative Agent shall apply such amounts to reimburse Issuing Bank for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Company has deposited in the Collateral Account any amount described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Administrative Agent shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction):

          first, to the payment of any amounts payable to Administrative Agent pursuant to Section 9;

          second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Company has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above); and

          third, to the extent of any further excess, to the payment of any other outstanding Obligations in such order as directed by the Lenders holding more than 50% of the sum of outstanding Revolving Credit Commitments and Revolving Loans.

          Resignation or Removal of Issuing Bank.  Issuing Bank may resign at
          --------------------------------------
any time by giving one hundred eighty (180) days prior written notice to Administrative Agent, Lenders and Company, and may be removed at any time by Company by notice to Issuing Bank, Administrative Agent and Lenders, subject in each case to the appointment by Company of a replacement Issuing Bank reasonably satisfactory to Administrative Agent; provided, Issuing Bank may not resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this Section 2.4(j), upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank (which shall be a Lender), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, Company shall pay all accrued and unpaid fees of Issuing Bank pursuant to
Section 2.11(b). The acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to Company and Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Issuing Bank shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued thereby prior to such resignation or removal (including the right to receive accrued and unpaid fees pursuant to Section 2.11(b)), but shall not be required to issue additional Letters of Credit.

     Pro Rata Shares; Availability of Funds.

          Pro Rata Shares.  All Loans shall be made, and all participations
          ---------------
purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

          Availability of Funds.  Unless Administrative Agent shall have been
          ---------------------
notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     Use of Proceeds. The proceeds of the Term Loans, Delayed Draw Term Loans, if any, and the Revolving Loans, if any, made on the Closing Date shall be applied by Company to repay all of the Indebtedness and other obligations outstanding under the Existing Loan Agreements and to pay Transaction Costs. The proceeds of the Delayed Draw Term Loans, Revolving Loans, Swing Line Loans and Letters of Credit made after the Closing Date shall be applied by Company to finance the purchase of telecommunications equipment and other Consolidated Capital Expenditures associated with the build-out in certain targeted central offices of one or more local exchange carriers and for working capital and other general corporate purposes of Parent Guarantor and its Subsidiaries, including Permitted Acquisitions. No portion of the proceeds of any Credit Extension shall be used by Parent Guarantor or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Credit Extension and such use of proceeds.

     Evidence of Debt; Register; Lenders' Books and Records; Notes.

          Lenders' Evidence of Debt.  Each Lender shall maintain on its internal
          -------------------------
records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be prima facie evidence of such matters, absent manifest error; provided, failure to make any
                                                 --------
such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the
           -------- -------
Register and any Lender's records, the recordations in the Register shall govern.

          Register.  Administrative Agent shall maintain at its Principal Office
          --------
a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be prima facie evidence of such matters; provided, failure to make any such recordation, or any error in such
--------
recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any Loan. Company hereby designates CIBC to serve as Company's agent solely for purposes of maintaining the Register as provided in this
Section 2.7, and Company hereby agrees that, to the extent CIBC serves in such capacity, CIBC and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

          Notes.  If so requested by any Lender by written notice to Company
          -----
(with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a Note or Notes to evidence such Lender's Revolving Loans, Delayed Draw Term Loans, Term Loans or Swing Line Loans, as applicable.

     Interest on Loans.

          Except as otherwise set forth herein, each Class of Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment thereof (whether by acceleration or otherwise) as follows:

               in the case of Revolving Loans and Delayed Draw Term Loans:

                    (1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; and

                    (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin;

               in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin; and

               in the case of Term Loans:

                    (1) if a Base Rate Loan, at the Base Rate plus 3.50% per annum; or

                    (2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 4.50% per annum.

          The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained only as a Base Rate Loan), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, (i) all Loans made on the Closing Date shall be made
                 --------
as Base Rate Loans, which may be converted pursuant to Section 2.9(a)(i) to Eurodollar Rate Loans having an Interest Period of one month; provided further,
                                                              -------- -------
until the earlier of (y) one month following the Closing Date and (z) the date that Syndication Agent notifies Company that the primary syndication of the Loans and Commitments has been completed, as determined by Syndication Agent, all Loans shall be maintained as either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of no longer than one month. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

          In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. A soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

          Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on
                                --------
which it is made, one day's interest shall be paid on that Loan.

          Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Type of Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any prepayment of a
                          --------
Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

          Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and
(ii)
thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

          Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

     Conversion/Continuation.

          Conversion/Continuation.  Subject to Section 2.18, Company shall have
          -----------------------
the option:

               to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may
                                          --------
only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.18 in connection with any such conversion; provided, further, in the event any
                                        --------  -------
Default or Event of Default as described in Section 8.1(a) shall have occurred and then be continuing, then, notwithstanding the foregoing, Company shall not have the option to convert any Revolving Loan that is a Base Rate Loan to a Eurodollar Rate Loan; and

               subject to the proviso of Section 2.10, upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

          Mechanics.  The Company shall deliver a Conversion/Continuation Notice
          ---------
to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the event
                                                       --------
that such an Event of Default is as described in Section 8.1(a), all Revolving Loans that are Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this
Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     Fees.

          Company agrees to pay to Lenders the following fees:

               with respect to Lenders having Revolving Credit Exposure and/or Delayed Draw Term Loan Exposure, commitment fees equal to (1) the average of the daily difference between (A) the sum of the Revolving Credit Commitments plus the Delayed Draw Term Loan Commitments, and (B) the sum of (x) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus Delayed Draw Term Loans plus (y) the Letter of Credit Usage, times (2) the Applicable Commitment Fee Percentage; and

               with respect to Lenders having Revolving Credit Exposure, letter of credit fees equal to (1) the Applicable Margin for Eurodollar Rate Loans, times (2) the average daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination);

All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

          Company agrees to pay directly to Issuing Bank, for its own account, the following fees:

               a fronting fee equal to 0.25%, per annum, times the aggregate daily amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

               such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

          All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Credit Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Credit Commitment Termination Date.

          In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

     Scheduled Payments/Commitment Reductions.

          Scheduled Payments.  The principal amounts of the Credit Facility Term
          ------------------
Loans shall be repaid in the aggregate annual amounts set forth below in consecutive quarterly installments (each, an "Installment") on the last day of each fiscal quarter (each, an "Installment Date") set forth below, commencing March 31, 2002:


================================================================================

                               Delayed Draw                   Term Loan
    Fiscal Quarter        Term Loan Installments             Installments
--------------------------------------------------------------------------------

   March 31, 2002              $2,250,000                    $1,500,000
--------------------------------------------------------------------------------

   June 30, 2002               $2,250,000                    $1,500,000
--------------------------------------------------------------------------------

 September 30, 2002            $2,250,000                    $1,500,000
--------------------------------------------------------------------------------
================================================================================

                                   Delayed Draw               Term Loan
         Fiscal Quarter        Term Loan Installments        Installments
     ----------------------------------------------------------------------
        December 31, 2002            $2,250,000              $1,500,000
     ----------------------------------------------------------------------

        March 31, 2003               $3,000,000              $1,500,000
     ----------------------------------------------------------------------

        June 30, 2003                $3,000,000              $1,500,000
     ----------------------------------------------------------------------

        September 30, 2003           $3,000,000              $1,500,000
     ----------------------------------------------------------------------

        December 31, 2003            $3,000,000              $1,500,000
     ----------------------------------------------------------------------

        March 31, 2004               $4,500,000              $1,500,000
     ----------------------------------------------------------------------

        June 30, 2004                $4,500,000              $1,500,000
     ----------------------------------------------------------------------

        September 30, 2004           $4,500,000              $1,500,000
     ----------------------------------------------------------------------

        December 31, 2004            $4,500,000              $1,500,000
     ----------------------------------------------------------------------

        March 31, 2005               $5,250,000              $1,500,000
     ----------------------------------------------------------------------

        June 30, 2005                $5,250,000              $1,500,000
     ----------------------------------------------------------------------

        September 30, 2005           $5,250,000              $1,500,000
     ----------------------------------------------------------------------

        December 9, 2005             $5,250,000                ------
     ----------------------------------------------------------------------

        December 31, 2005              ------                $1,500,000
     ----------------------------------------------------------------------

        March 31, 2006                 ------                $9,000,000
     ----------------------------------------------------------------------

        June 9, 2006                   ------               $27,000,000
     ======================================================================

; provided, in the event any Incremental Facility Term Loans are made, such
  --------
Incremental Facility Term Loans shall be repaid on each Installment Date occurring on or after the applicable Incremental Facility Effective Date in an amount equal to (i) the aggregate principal amount of Incremental Facility Term Loans of the applicable Class of Credit Facility Term Loans as of such Incremental Facility Effective Date, times (ii) the ratio (expressed as a percentage) of (y) the amount of other Credit Facility Term Loans of the same Class as the Incremental Facility Term Loans being repaid on such Installment Date and (z) the total aggregate amount of other Credit Facility Term Loans of the same Class as the Incremental Facility Term Loans outstanding on such Incremental Facility Effective Date.

Notwithstanding the foregoing, (i) all outstanding Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Delayed Draw Term Loans or the Term

Loans, as the case may be, in accordance with Section 2.15; and (ii) the Delayed Draw Term Loans and the Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Delayed Draw Term Loan Maturity Date or the Term Loan Maturity Date, as the case may be.

          Revolving Credit Commitment Reductions.  The Revolving Credit
          --------------------------------------
Commitments shall be permanently reduced in the aggregate amounts set forth below in consecutive quarterly installments (each, a "Reduction") on the last day of each fiscal quarter (each, a "Reduction Date") set forth below, commencing March 31, 2002:

                     Fiscal Quarter         Reductions
                  =======================================
                     March 31, 2002         $1,125,000
                  ---------------------------------------
                     June 30, 2002          $1,125,000
                  ---------------------------------------
                   September 30, 2002       $1,125,000
                  ---------------------------------------
                   December 31, 2002        $1,125,000
                  ---------------------------------------
                     March 31, 2003         $1,500,000
                  ---------------------------------------
                     June 30, 2003          $1,500,000
                  ---------------------------------------
                   September 30, 2003       $1,500,000
                  ---------------------------------------
                   December 31, 2003        $1,500,000
                  ---------------------------------------
                     March 31, 2004         $2,250,000
                  ---------------------------------------
                     June 30, 2004          $1,500,000
                  ---------------------------------------
                   September 30, 2004       $2,250,000
                  ---------------------------------------
                   December 31, 2004        $2,250,000
                  ---------------------------------------
                     March 31, 2005         $2,625,000
                  ---------------------------------------
                     June 30, 2005          $2,625,000
                  ---------------------------------------
                   September 30, 2005       $2,625,000
                  ---------------------------------------
                    December 9, 2005
                                            $2,625,000
                  =======================================

; provided, in the event any Incremental Facility Revolving Credit Commitments
  ---------
are made, such Incremental Facility Revolving Credit Commitments shall be reduced on each Reduction Date occurring on or after the applicable Incremental Facility Effective Date in an amount equal to (i) the aggregate amount of Incremental Facility Revolving Credit Commitments as of such Incremental Facility Effective Date times (ii) the ratio (expressed as a percentage) of (y) the amount of other Revolving Credit Commitments being reduced on such Reduction Date and (z) the total aggregate amount of other Revolving Credit Commitments in effect on such Incremental Facility Effective Date.

Notwithstanding the foregoing, all Scheduled Reductions shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Credit Commitments in accordance with Section 2.15.

     Voluntary Prepayments/Commitment Reductions.

          Voluntary Prepayments.  (i) Any time and from time to time:
          ---------------------

                    with respect to Base Rate Loans, Company may prepay, without premium or penalty, any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount;

                    with respect to Eurodollar Rate Loans, Company may prepay, without premium or penalty, (except as otherwise provided in Section 2.15(e)) any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

                    with respect to Swing Line Loans, Company may prepay, without premium or penalty, any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $250,000, and in integral multiples of $250,000 in excess of that amount.

               All such prepayments shall be made:

                    upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans;

                    upon not less than one Business Day's prior written or telephonic notice, in the case of Eurodollar Rate Loans; and

                    upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;

     in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Revolving Loans or Credit Facility Term Loans, as the case may be, by telefacsimile or telephone to each applicable Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          Voluntary Revolving Credit Commitment Reductions.  (i) Company may,
          ------------------------------------------------
upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Credit Commitments in an amount up to the amount by which the Revolving Credit Commitments exceed the Total Utilization of Revolving Credit Commitments at the time of such proposed termination or reduction; provided, any
                                                                   --------
such partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

               Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Credit Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

     Mandatory Prepayments/Commitment Reductions.

          Asset Sales.  No later than the first Business Day following the date
          -----------
of receipt by Parent Guarantor or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of
                                 --------
Default shall have occurred and be continuing, and Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within one hundred eighty (180) days of receipt thereof in assets useful in the business of Parent Guarantor and its Subsidiaries; provided
                                                                        --------
further, pending any such investment all such Net Asset Sale Proceeds shall be
-------
applied to prepay outstanding Revolving Loans (without a reduction in Revolving Credit Commitments).

          Insurance/Condemnation Proceeds.  No later than the first Business Day
          -------------------------------
following the date of receipt by Parent Guarantor or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of
                                 --------
Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds from the Closing Date through the applicable date of determination do not exceed $500,000, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof in assets useful in the business of Parent Guarantor and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such
                                              -------- -------
investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Credit Commitments).

          Issuance of Debt.  On the date of receipt by Parent Guarantor of any
          ----------------
Cash proceeds from the incurrence of any Permitted Parent Guarantor Indebtedness, Company shall prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 100% of the excess of such proceeds over $250,000,000, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

          Consolidated Excess Cash Flow.  In the event that there shall be
          -----------------------------
Consolidated Excess Cash Flow for any fiscal year (commencing with fiscal year ending December 31, 2002) in which the Total Leverage Ratio is greater than or equal to 6.00:1.00, Company shall, no later than ninety (90) days after the end of such fiscal year, prepay the Loans and/or the Revolving Credit Commitments shall be permanently reduced as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

          Revolving Loans and Swing Loans.  Company shall from time to time
          -------------------------------
prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Credit Commitments shall not at any time exceed the Revolving Credit Commitments then in effect.

          Prepayment Certificate.  Concurrently with any prepayment of the Loans
          ----------------------
and/or reduction of the Commitments pursuant to Sections 2.14(a) through 2.14(d), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced) in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

     Application of Prepayments/Commitment Reductions.

          Application of Voluntary Prepayments by Type of Loans.  Any prepayment
          -----------------------------------------------------
of any Loan pursuant to Section 2.13(a) shall be applied as specified by Company in the applicable notice of prepayment; provided, in the event Company fails to
                                        --------
specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

               first, to repay outstanding Swing Line Loans to the full extent thereof;

               second, to repay outstanding Revolving Loans to the full extent thereof; and

               third, to prepay the Delayed Draw Term Loans and the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Delayed Draw Term Loans and Term Loans.

          Application of Mandatory Prepayments by Class of Loans.  Any amount
          ------------------------------------------------------
required to be paid pursuant to Sections 2.14(a) through 2.14(d) shall be applied to the Revolving Credit Commitments, the Delayed Draw Term Loan Commitments and the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof or the aggregate amount of Commitments then in effect, as applicable) and shall be further applied as follows:

               With respect to any amount to be applied to the Revolving Credit
Commitments:

                    first, to permanently reduce the unused portion, if any, of the Revolving Credit Commitments;

                    second, to prepay the Swing Line Loans to the full extent thereof and to further reduce the Revolving Credit Commitments by the amount of such prepayment;

                    third, to prepay the Revolving Loans to the full extent thereof and to further reduce Revolving Credit Commitments by the amount of such prepayment;

                    fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further reduce the Revolving Credit Commitments by the amount of such prepayment; and
                    fifth, to cash collateralize Letters of Credit as provided in Section 2.4 and to further reduce the Revolving Credit Commitments by the amount of such cash collateralization. In addition, the amount applied to the Revolving Credit Commitments shall be further applied to reduce the remaining Reductions on a pro rata basis.

               With respect to any amount to be applied to the Delayed Draw Term
Loans:

                    first, to permanently reduce the unused portion, if any, of the Delayed Draw Term Loan Commitments to the full extent thereof; and

                    second, to the remaining Installments of the Delayed Draw Term Loans on a pro rata basis.

               With respect to any amount to be applied to the Term Loans, to the outstanding Installments of the Term Loans on a pro rata basis to each such Installment.

          Waivable Mandatory Prepayment.  Anything contained herein to the
          -----------------------------
contrary notwithstanding, so long as any Delayed Draw Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the Term Loans, not less than five Business Days prior to the date (the "Required Prepayment Date") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to waive such prepayment. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify Company and Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans in accordance with Section 2.15(b)(iii)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Delayed Draw Term Loans (which prepayment shall be applied to the Delayed Draw Term Loan Commitments and/or the Installments of the Delayed Draw Term Loans, as the case may be, in accordance with

 Section 2.15(b)(ii).

          Application of Prepayments of Loans to Base Rate Loans and Eurodollar
          ---------------------------------------------------------------------
Rate Loans.  Considering each Class of Loans being prepaid separately, any
----------
prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.18(c).

          Prepayment Premium.  Notwithstanding anything herein to the contrary,
          ------------------
upon any prepayment of any Term Loan pursuant to Section 2.13, 2.14 or 8.1 on or prior to the second anniversary of the Closing Date, Company shall also pay to Administrative Agent, for the account of the holders of the Term Loans then being prepaid, an amount equal to (i) the aggregate principal amount of such Term Loans, times (ii) the Applicable Prepayment Premium Percentage (such amount, the "Prepayment Premium") determined as of such date of prepayment. Any payment of the Prepayment Premium shall be in addition to, and not in limitation of, any other amount payable hereunder or under any other Credit Document in connection with any prepayment of the Term Loans. Upon receipt thereof, Administrative Agent shall promptly distribute each Prepayment Premium to each applicable Lender pursuant to Section 2.16(c).

     General Provisions Regarding Payments.


          All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

          All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid interest , and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

          Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest or commitment fees hereunder.

          Company hereby authorizes Administrative Agent to charge Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

     Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate

Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater
                     --------
payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     Making or Maintaining Eurodollar Rate Loans.

          Inability to Determine Applicable Interest Rate.  In the event that
          -----------------------------------------------
Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

          Illegality or Impracticability of Eurodollar Rate Loans.  In the event
          -------------------------------------------------------
that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that (i) the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful);
(ii) adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (iii) Dollar deposits in the relevant amounts and for the relevant Interest Period are not generally available to Lenders in the eurodollar market at the Eurodollar Rate, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make

Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

          Compensation for Breakage Costs.  Company shall compensate each
          -------------------------------
Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits and loss of Applicable Margin) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company; or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms hereof.

          Booking of Eurodollar Rate Loans.  Any Lender may make, carry or
          --------------------------------
transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          Assumptions Concerning Funding of Eurodollar Rate Loans.  Calculation
          -------------------------------------------------------
of all amounts payable to a Lender under this Section 2.18 and under Section
2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any
--------  -------
manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under
Section 2.19.

     Increased Costs; Capital Adequacy.

          Compensation For Increased Costs and Taxes.  Subject to the provisions
          ------------------------------------------
of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office, or with respect to Issuing Bank, its Principal Office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office, or with respect to Issuing Bank, its Principal Office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office, or with respect to Issuing Bank, its Principal Office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office, or with respect to Issuing Bank, its Principal Office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          Capital Adequacy Adjustment.  In the event that any Lender (which term
          ---------------------------
shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office, or with respect to Issuing Bank, its Principal Office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     Any demand for payment to be given by a Lender under Section 2.19 shall be effective only if given within one hundred eighty (180) days of an officer of such Lender having knowledge of the facts giving rise to the right to make demand.

     Taxes; Withholding, etc.

          Payments to Be Free and Clear.  All sums payable by any Credit Party
          -----------------------------
hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          Withholding of Taxes.  If any Credit Party or any other Person is
          --------------------
required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within a reasonable period after paying any sum from which it is required by law to make any deduction or withholding, and within a reasonable period after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is
          -----------------------------------------------
not a United States Person (as such term is defined in Section 7701(a)(30) of the IRC) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of IRS Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the IRC and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in
Section 881(c)(3) of the IRC and cannot deliver either IRS Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of IRS Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the IRC and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of IRS Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of IRS Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the IRC and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under
Section 2.20(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the second sentence of this
Section 2.20(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the
        --------
first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.20(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.19(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

          Tax Savings.  If Company pays any additional amount under this Section
          -----------
2.20 and, as a result, any Lender, together with Administrative Agent, subsequently, in their sole discretion and based on their own interpretation of any relevant laws (but acting in good faith) receive or are granted a final and non-appealable credit against or deduction from or in respect of any tax payable by such Lender, or obtain any other final and non-appealable relief in respect of any tax, which in the opinion of such Lender and Administrative Agent, acting in good faith, is both reasonably identifiable and quantifiable by them without requiring any Lender, Administrative Agent or their professional advisers to expend a material amount of time or incur a material cost in so identifying or quantifying (any of the foregoing, to the extent so reasonably identifiable and quantifiable, being referred to as a "Saving"), such Lender shall, to the extent that it can do so without prejudice to the retention of the Saving, reimburse Company promptly after such identification and quantification with the amount of such Saving; provided, however, that any such Saving shall be reduced by any costs incurred by such Lender or Administrative Agent in obtaining such Saving.

          No Disclosure, Etc.  Nothing in this Section 2.20 shall require any
          -------------------
Lender to disclose to any Person any information regarding its tax affairs or to arrange its tax and other affairs in any particular manner.

     Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Commitments, Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under
Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such
                --------
other office pursuant to this Section 2.21 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender, at the direction or request of any regulatory agency or authority, defaults (a "Defaulting Lender") in its obligation to fund (a "Funding Default") any Revolving Loan or any Delayed Draw Term Loan or its portion of any unreimbursed payment under Section 2.3(c) or 2.4(e) (in each case, a "Defaulted Loan"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a

"Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans or Delayed Draw Term Loans, as the case may be, shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans or the Delayed Draw Term Loans, as applicable, of other Lenders as if such Defaulting Lender had no Revolving Loans or Delayed Draw Term Loans, as applicable, outstanding and the Revolving Credit Exposure or Delayed Draw Term Loan Exposure, as applicable, of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans or Delayed Draw Term Loans, as the case may be, shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans or Delayed Draw Term Loans, as applicable, of other Lenders (but not to the Revolving Loans or Delayed Draw Term Loans, as applicable, of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans or Delayed Draw Term Loans, as the case may be, that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b);
(c) such Defaulting Lender's Revolving Credit Commitment or Delayed Draw Term Loan Commitment, as the case may be, and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage or Delayed Draw Term Loans, as applicable, shall be excluded for purposes of calculating the commitment fees payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.11(a)(i) or 2.11(a)(ii), as applicable, with respect to such Defaulting Lender's Revolving Credit Commitment or Delayed Draw Term Loan Commitment, as applicable, in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Credit Commitments and the Total Utilization of Delayed Draw Term Loan Commitments, as the case may be, as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Credit Commitment or Delayed Draw Term Loan Commitment, as the case may be, of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender"), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Credit Commitments or Delayed Draw Term Loan Commitments, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (i) on the date of such
                                               --------
assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (2) an amount equal to all unreimbursed drawing that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (3) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (ii) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to
Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment; and (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company
                                                             --------
may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Credit Commitments or Delayed Draw Term Loan Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such
                                           --------
Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

     Incremental Facility Commitments and Loans.

          Incremental Facility Commitments.  Company may elect to increase the
          --------------------------------
Commitments by an aggregate amount not in excess of the Incremental Facility Maximum Amount as follows:

               with respect to the Revolving Credit Commitments, by not less than $25,000,000 (or such lesser amount as Company and Incremental Facility Syndication Agent shall agree) and in integral multiples of $5,000,000 in excess thereof (such increase, the "Incremental Facility Revolving Credit Commitments");

               with respect to the Delayed Draw Term Loan Commitments, by not less than $25,000,000 (or such lesser amount as Company and Incremental Facility Syndication Agent shall agree) and in integral multiples of $5,000,000 (such increase, the "Incremental Facility Delayed Draw Term Loan Commitments"); and

               with respect to the Term Loan Commitments, by not less than $25,000,000 (or such lesser amount as Company and Incremental Facility Syndication Agent shall agree) and in integral multiples of $5,000,000 (such increase, the "Incremental Facility Term Loan Commitments"; and together with the Incremental Facility Revolving Credit Commitments and the Incremental Facility Delayed Draw Commitments, the "Incremental Facility Commitments").

          Incremental Facility Mechanics.  In order to make the election set
          ------------------------------
forth in Section 2.24(a), Company shall deliver to Administrative Agent an Incremental Facility Notice setting forth the following:

               the date (each, an "Incremental Facility Effective Date"), which shall be not less than ten (10) Business Days after the date on which the applicable Incremental Facility Notice is delivered to Administrative Agent, on which Company proposes that the applicable Incremental Facility Commitment shall be effective and, if applicable, that the Loans to be made pursuant to the Incremental Facility Commitments (the "Incremental Facility Loans") shall be made;

               the identity of each Lender or other Person that meets the requirements of an Eligible Assignee (each, an "Incremental Facility Lender") to whom Company proposes any portion of the applicable Incremental Facility Credit Commitments be allocated and the amounts of such allocations; and

               if applicable, the aggregate principal amount of each Class of Incremental Facility Loans to be made on the Incremental Facility Effective Date.

          Arrangement and Syndication.  The Incremental Facility Commitments
          ---------------------------
shall be arranged and syndicated by GSCP in the capacity as lead arranger and syndication agent with respect thereto (in such capacities, "Incremental Facility Syndication Agent"), and Company shall pay to Incremental Facility Syndication Agent such customary fees and expenses in connection with arranging, syndicating and providing the Incremental Facility Commitments as may be necessary, in the reasonable judgment of Incremental Facility Syndication Agent, to achieve a successful syndication thereof and no portion of such fees shall be allocable to any persons other than Incremental Facility Syndication Agent and those persons providing the Incremental Facility Commitments. Notwithstanding anything in this Agreement to the contrary, Incremental Facility Syndication Agent shall be entitled to the benefits of Section 9 as if it were named therein. Any Lender given the option to participate in any Incremental Facility Commitment may elect or decline, in its sole discretion, to provide such Incremental Facility Commitment.

          Conditions to Incremental Facility Amounts.  Any Incremental Facility
          ------------------------------------------
Commitments shall become effective and, if applicable, any Incremental Facility Loans shall be made as of the applicable Incremental Facility Effective Date subject to the following conditions:

               no Default or Event of Default shall exist as of such date before or after giving effect to such Incremental Facility Commitments;

               Parent Guarantor and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.7 as of the last day of the most recently ended fiscal quarter after giving effect to such Incremental Facility Loans;

               both before and after giving effect to the making of any Incremental Facility Loans, each of the conditions set forth in Section 3.2 shall be satisfied;

               each increase in the Commitments shall be effected pursuant to one or more joinder agreements, in each case in form and substance reasonably satisfactory to Administrative Agent, and executed by each Credit Party and each Incremental Facility Lender and delivered to Administrative Agent and recorded in the Register;

               Company shall make any payments required pursuant to Section 2.18(c); and

               Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.

          Incremental Facility Revolving Loans.  On any Incremental Facility
          ------------------------------------
Effective Date on which the Incremental Facility Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions:

               each of the Revolving Lenders shall assign to each person holding an Incremental Facility Revolving Credit Commitment (each, an "Incremental Facility Revolving Lender"), and each such Person shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Incremental Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Revolving Lenders and Incremental Facility Revolving Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Facility Revolving Credit Commitments to the Revolving Commitments;

               each Incremental Facility Revolving Credit Commitment shall be deemed, for all purposes hereof a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan; and

               each Incremental Facility Revolving Lender shall become a Lender hereunder with respect to the Incremental Facility Revolving Credit Commitments and all matters relating thereto.

          Incremental Facility Delayed Draw Term Loans.  On any Incremental
          --------------------------------------------
Facility Effective Date on which Incremental Facility Delayed Draw Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions:

               each Person holding an Incremental Facility Delayed Draw Term Loan Commitment (each, an "Incremental Facility Delayed Draw Term Loan Lender") shall make Delayed Draw Term Loans to Company in an amount equal to its Incremental Facility Delayed Draw Term Loan Commitment

               each such Loan shall be deemed for all purposes, a Delayed Draw Term Loan; and

               each Incremental Facility Delayed Draw Term Loan Lender shall become a Lender hereunder with respect to the Incremental Facility Delayed Draw Term Loan Commitments.

          Incremental Facility Term Loans.  On any Incremental Facility
          -------------------------------
Effective Date on which Incremental Facility Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions:

               each Person holding an Incremental Facility Term Loan Commitment (each, an "Incremental Facility Term Loan Lender") shall make Term Loans to Company in an amount equal to its Incremental Facility Term Loan Commitment each such Loan shall be deemed for all purposes, a Term Loan; and

               each Incremental Facility Term Loan Lender shall become a Lender hereunder with respect to the Incremental Facility Term Loan Commitments.

          Effect of Incremental Facility Amounts.  Administrative Agent shall
          --------------------------------------
notify the Lenders promptly upon receipt of Company's notice of each Incremental Facility Effective Date and in respect thereof the Incremental Facility Commitments, the Incremental Facility Loans, and the Incremental Facility Lenders, and, in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender's Revolving Loans subject to the assignments contemplated by this subsection. Except as otherwise may be agreed upon by Company, Incremental Facility Syndication Agent and the applicable Class of Incremental Facility Lenders, the terms and provisions of the Incremental Facility Commitments and the Incremental Facility Loans shall be identical to the Class of Commitments or Loans being increased.


REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:

     Organization; Powers.

          Such Credit Party (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) is qualified to do business in the jurisdiction in which its principal place of business is located and in every other jurisdiction where such qualification is necessary except where a failure to so qualify is not reasonably expected to have a Material Adverse Effect;

          such Credit Party has the power and authority to own its properties, to carry on its business as now conducted; and

          such Credit Party has the power and the authority to enter into each Credit Document to which it is a party and to carry out the transactions contemplated thereby.

     Corporate Authorization. The execution, delivery and performance of this Agreement and the other Credit Documents to which such Credit Party is a party:

          have been duly authorized by such Credit Party's Board of Directors or managers and, if necessary, such Credit Party's stockholders or members;

          (i) do not violate (1) any existing provision of law applicable to such Credit Party and not immaterial to its business, (2) such Credit Party's Organizational Documents, or (3) any applicable order of any court or other governmental agency, and (ii) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which such Credit Party is a party or by which such Credit Party or any of such Credit Party's property is bound;

          do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of such Credit Party other than the Liens granted pursuant to this Loan Agreement or the other Credit Documents;

          constitute legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms; and

          do not, as of the date of execution hereof, require any governmental consent, filing, registration or approval other than any consent, filing, registration or approval that have been made to the extent required by applicable law, order, rule or regulations; provided, the failure of any such consent or approval to be obtained or filing or registration to be made or otherwise be effective shall not affect the validity or enforceability of the Credit Documents or otherwise be adverse in any respect to any Agent or Lender.

     Financial Statements. Company has furnished to Agents and Lenders (a) the audited consolidated financial statements of Parent Guarantor and its Subsidiaries dated as of, and covering the fiscal year ended, December 31, 1998 and (b) the unaudited financial statements of Parent Guarantor and its Subsidiaries as at the most recently ended fiscal quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the nine-month period ending on September 30, 1999 ((a) and (b) together, the "Financials"). As of the respective dates of the Financials, (i) the Financials fairly represent Parent Guarantor's and its Subsidiaries' financial position and results of operations; and (ii) there are no omissions from the Financials or any other facts or circumstances not reflected in the Financials which are or may be material according to GAAP. On and as of the Closing Date, the Projections of Parent Guarantor and its Subsidiaries for the period from the first day of fiscal year 1999 through and including the last day of fiscal year 2006 (the "Projections") are based on good faith estimates and assumptions made by the management of Parent Guarantor; provided, the Projections are not to be viewed as facts and that actual results
--------
during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of
                                                      ----------------
the Closing Date, management of Parent Guarantor believed that the Projections were reasonable and attainable.

     No Material Adverse Change. Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Credit Party, threatened, against or affecting such Credit Party or any property or rights of such Credit Party as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of any Credit Party to carry on business substantially as now being conducted or as presently contemplated or which is likely to result in any Material Adverse Effect.

     Tax Returns. Such Credit Party has filed or caused to be filed all material Federal, state and local tax returns that are required to be filed, which returns are true, correct and complete in all material respects, and has paid or caused to be paid all taxes that have become due or shown on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which such Credit Party shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

     No Defaults. Such Credit Party is not in default (a) with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority, or (b) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party is a party or by which any of its assets are bound except, in the case of any matter otherwise included in clause (a) or (b), to the extent such matter could not reasonably be expected to have a Material Adverse Effect.

     Properties. Each Credit Party has good, sufficient, legal title beneficial to (in the case of fee interests in real property), valid leasehold interests in (in the case of leasehold interests in real or personal property), or good and sufficient title to (in the case of all other personal property), all of their respective properties and assets reflected in the Financials, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except for permitted Liens, all such properties and assets are free and clear of Liens.

     Collateral.

          The execution and delivery of the Collateral Documents by Credit Parties, together with the actions taken on or prior to the date hereof pursuant to Section 4.1(g), are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent and actions necessary with respect to perfection of security interests not governed by the Uniform Commercial Code.

          No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either the pledge or grant by any Credit Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Sections 4.1(g)(ii) and 4.1(g)(iii) and except as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities.

          Except with respect to any Permitted Lien and such as may have been filed in favor of Administrative Agent as contemplated by Section 4.1(g), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          All information supplied to Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     Licenses, Material Agreements, Intellectual Property.

          Such Credit Party has obtained all approvals of any Governmental Authority having jurisdiction over such Credit Party, which approvals are necessary or appropriate for the construction and operation of the Systems as are presently operating, to the extent such approvals are required to be obtained currently. Such Governmental Approvals and approvals are listed on
Schedule 3.10(a) and constitute the only licenses, permits or franchises of any Governmental Authority required in connection with the Systems as are presently operating. All Governmental Approvals of such Credit Party are in full force and effect, are duly issued in the name of, or validly assigned to, such Credit Party and such Credit Party has the power and authority to operate thereunder.

          Schedule 3.10(b) accurately and completely lists all material agreements to which such Credit Party is a party as of the Closing Date, including, without limitation, all purchase agreements, construction contracts, right of way or right of occupancy agreements, lease agreements, consulting, employment, management and related agreements. All of the foregoing agreements are valid, subsisting and in full force and effect and none of such Credit Party, or any other parties, are in default thereunder in any material respect. Such Credit Party has given true and complete copies of all such agreements to the Agents and the Lenders.

          Such Credit Party owns or possesses all the Intellectual Property necessary for the conduct of its business as presently conducted without any known conflict with the rights of others except where such conflict is not reasonably expected to have a Material Adverse Effect. Schedule 2.1(b) of the Pledge and Security Agreement accurately and completely lists all Intellectual Property owned or possessed by or licensed to such Credit Party.

     Compliance With Laws. The operations of such Credit Party comply with all applicable federal, state or local laws and regulations, including, without limitation, Environmental Laws and regulations promulgated by the FCC and any PUC, and other telecommunications laws and regulations, except where noncompliance is not reasonably expected to have a Material Adverse Effect. None of the operations of such Credit Party is subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws. None of the operations of such Credit Party is the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release. Such Credit Party has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release. Such Credit Party has no contingent liability of which such Credit Party has knowledge or (with the reasonable exercise of diligence) should have knowledge other than contingent liabilities that are not reasonably expected to have a Material Adverse Effect.

     ERISA. None of such Credit Party or any ERISA Affiliate of such Credit Party maintains or contributes to any Plan other than a Plan listed on Schedule
3.12 hereto. Except as disclosed on Schedule 3.12, each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC. Except as disclosed on Schedule 3.12, none of such Credit Party or any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. None of such Credit Party or any ERISA Affiliate has breached any of the material responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. None of such Credit Party or any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (a) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or (b) has taken or failed to take any action which would constitute or result in a Termination Event; provided that, in the case of the events described in clauses (a) and
(b), such action or failure to take action results in a material liability to Company. None of such Credit Party or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding, other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. None of such Credit Party or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. None of such Credit Party or any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. None of such Credit Party or any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

     Investment Company Act; Public Utility Holding Company Act. Such Credit Party is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. Such Credit Party is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     Federal Reserve Regulations. Such Credit Party is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

     Insurance. All insurance required to be maintained by Parent Guarantor and its Subsidiaries pursuant to Section 5.4 is in full force and effect.

     Capitalization and Subsidiaries. As of the Closing Date, the classes of Capital Stock, number of authorized shares, number of outstanding shares and par values or other designations of the Capital Stock or other equity securities or beneficial interests of such Credit Party are correctly set forth on Schedule
3.16 (as supplemented from time to time pursuant to Section 5.15). All the outstanding shares of Capital Stock or other equity securities or beneficial interests of such Credit Party are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth on Schedule 3.16 (as supplemented from time to time pursuant to Section 5.15), as of the Closing Date, there are no (a) outstanding shares of Capital Stock of such Credit Party,
(b) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which such Credit Party may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any shares of Capital Stock or other equity securities or beneficial interests of such Credit

Party, or (c) Subsidiaries of such Credit Party.

     Real Estate Assets. Set forth on Schedule 3.17 is a list of all Real Estate Assets owned as of the Closing Date by such Credit Party, together with a street address of each such Real Estate Assets, including a description of such properties' current use. Such Credit Party's interests in the Real Estate Assets are sufficient in order for such Credit Party to conduct its business and operations as conducted on the Closing Date.

     Solvency. After giving effect to the making of any Credit Extension to or behalf of such Credit Party hereunder, the disbursement of the proceeds thereof pursuant to such Credit Party's instructions and the execution, delivery and performance of each of the Credit Documents and transactions contemplated thereby, such Credit Party is Solvent and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and has no knowledge of any Person contemplating the filing of any such petition against such Credit Party.

     Brokers, etc. Such Credit Party has not dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions being effected contemporaneously with this Agreement, and such Credit Party covenants and agrees to indemnify and hold harmless the Agents, and the Lenders from and against, any broker's fee, finder's fee or commission in connection with such transactions.

     No Material Misstatements. Neither any report, financial statement, exhibit or schedule furnished by or on behalf of such Credit Party to any of the Agents or any Lender in connection with the negotiation of this Agreement and the other Credit Documents or included herein or therein, nor any other information required to be furnished pursuant to the provisions of Section 5, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     Year 2000 Matters. Each Credit Party has eliminated all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.


CONDITIONS PRECEDENT

     Closing Date. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the Closing Date:

          Credit Documents.  Administrative Agent shall have received sufficient
          ----------------
copies of

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

each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

          Organizational Documents; Incumbency.  Administrative Agent shall have
          ------------------------------------
received (i) sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

          Organizational and Capital Structure.  The organizational structure
          ------------------------------------
and the capital structure of Parent Guarantor and its Subsidiaries shall be as set forth on Schedule 3.16.

          Existing Loan Agreements.  On the Closing Date, Parent Guarantor and
          ------------------------
its Subsidiaries shall have (i) repaid in full all of the Indebtedness and other obligations then outstanding under the Existing Loan Agreements, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing the Indebtedness under the Existing Loan Agreements or other obligations of Parent Guarantor and its Subsidiaries thereunder being repaid on the Closing Date.

          Governmental Approvals and Consents.  Each Credit Party shall have
          -----------------------------------
obtained all Governmental Approvals and all consents of other Persons that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

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

          Certain Consents.  Each applicable Credit Party shall have used its
          ----------------
best efforts to deliver to Administrative Agent (i) a fully executed Lessor Consent and Waiver Agreement with respect to each of the Leasehold Properties set forth on Schedule 4.1(f)A, and (ii) a fully executed ILEC Consent with respect to each of the collocation agreements set forth on Schedule 4.1(f)B.

          Personal Property Collateral.  In order to create in favor of
          ----------------------------
Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in the personal property Collateral, Administrative Agent shall have received:

             (1) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all certificated shares of Capital Stock pledged pursuant to the Pledge and Security Agreement, and Acknowledgments of Pledge from each applicable issuer of Securities pledged pursuant to the Pledge and Security Agreement and (2) all instruments and promissory notes (which instruments shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Administrative Agent) evidencing all Indebtedness pledged pursuant to the Pledge and Security Agreement;

             UCC financing statements, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent and Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

             all releases, cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any Intellectual Property Collateral;

             an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and

             evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Syndication Agent and Administrative Agent.

          Environmental Reports.  Syndication Agent and Administrative Agent
          ---------------------
shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent and as either may reasonably request, regarding environmental matters relating to the Real Estate Assets of Parent Guarantor and its Subsidiaries.

          Financials and Projections.  Lenders shall have received from Parent
          --------------------------
Guarantor (i) the Financials, (ii) pro forma consolidated and consolidating balance sheets of Parent Guarantor and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (iii) the Projections.

          Evidence of Insurance.  Syndication Agent and Administrative Agent
          ---------------------
shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.4 is in full force and effect and that Administrative Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.4.

          Opinions of Counsel to Credit Parties.  Lenders and their respective
          -------------------------------------
counsel shall have received originally executed copies of the favorable written opinions of each of Willkie, Farr & Gallagher, Latham & Watkins and Swidler Berlin Shereff Friedman, LLP, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, including, without limitation, any applicable regulatory matters, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

          Opinions of Counsel to Syndication Agent.  Lenders shall have received
          ----------------------------------------
originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

          Fees.  Company shall have paid to Syndication Agent, Administrative
          ----
Agent and Documentation Agent, the fees payable on the Closing Date referred to in Section 2.11(d).

          Solvency Certificate.  On the Closing Date, Parent Guarantor shall
          --------------------
have delivered to Syndication Agent, Administrative Agent and Lenders an originally executed Solvency Certificate dated the Closing Date together with appropriate attachments thereto.

          Completion of Proceedings.  All partnership, corporate and other
          -------------------------
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

          Closing Date Certificate.  Parent Guarantor and Company shall have
          ------------------------
delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

          Closing Date.  Lenders shall have made the Term Loans to Company on or
          ------------
before December 9, 1999.

     Conditions to Each Credit Extension. (a) The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

               Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

               after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Credit Commitments shall not exceed the Revolving Credit Commitments then in effect;

               as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

               as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

               on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

          Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of
--------
the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     Corporate and Franchise Existence. Such Credit Party shall preserve and maintain its corporate or other organizational existence, rights, franchises, licenses and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its business and operations and property and preserve, protect and keep in full force and effect its material rights and its Governmental Approvals except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     Compliance with Laws, Etc. Such Credit Party shall comply in all material respects with all laws and regulations applicable to it, including, without limitation, Environmental Laws, regulations promulgated by the FCC and any PUC, and other telecommunications laws and regulations, and all material contractual obligations applicable to it except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     Maintenance of Properties. Such Credit Party shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty request and licensing requirements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     Insurance.

          Coverage.  Parent Guarantor shall, and shall cause each of its
          --------
Subsidiaries to, at
their own expense, with financially sound and reputable insurers (with such deductibles as shall be customary for such Persons of established reputation engaged in similar businesses as the Company) satisfactory to Administrative Agent, keep its insurable properties, adequately insured on a all risk basis for the full replacement value thereof at all times, and maintain in full force and effect, pay all premiums when due in respect of, and comply with all terms and conditions of the following insurance coverages:

          All Risk Property Insurance. All risk property insurance against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical and mechanical breakdown). Such insurance shall cover Parent Guarantor's and its Subsidiaries' entire operation and shall not contain any exclusion for resultant damage caused by faulty workmanship, design or materials. Coverage shall be written on a replacement cost basis in an amount reasonably acceptable to Administrative Agent. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

          Business Interruption. As an extension of the coverage required under the preceding clause (i), business interruption insurance in an agreed amount equal to twelve (12) months projected loss of net profits, continuing expenses and debt service payment and shall contain an agreed amount endorsement waiving any coinsurance penalty;

          Comprehensive or Commercial General Liability Insurance.
Comprehensive general liability insurance written on an occurrence basis with a limit of not less than $2,000,000. Such coverage shall include, but not be limited to, premises/operations, explosion, collapse, underground hazards, contractual liability, independent contractors, products, completed operations, property damage and personal injury liability. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law;

          Workers' Compensation/Employer's Liability. Workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of Parent Guarantor or any of its Subsidiaries while at work or in the scope of his or her employment with Parent Guarantor or any of its Subsidiaries and employer's liability insurance in an amount not less than $500,000. Such coverage shall not contain any occupational disease exclusions;

          Automobile Liability. Automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000;

          Excess/Umbrella Liability. Excess or umbrella liability insurance in an amount not less than $10,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under clauses (iii),
(iv) (employer's liability only) and (v).

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

Such insurance shall follow from the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not exclude coverage for punitive or exemplary damages where insurable by law; and

               Directors and Officer's Liability Insurance. Directors and Officers Liability Insurance in an amount not less than $2,000,000.

Each of the foregoing policies shall (x) name Administrative Agent and the Lenders and their respective Affiliates as additional insureds thereunder, as their respective interests may appear and (y) in the case of casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of the Lenders as the sole loss payee thereunder under a standard lender loss payee endorsement for any covered loss in excess of $500,000 and provides for at least thirty (30) days prior written notice to Administrative Agent of any modification or cancellation of such policy.

          Generally.  Administrative Agent shall be entitled, upon reasonable
          ---------
advance notice, to review and/or receive copies of such Credit Party's (or other appropriate party's) books and records regarding all insurance policies carried and maintained with respect to each System and such Credit Party's obligations under this Section 5.4. Notwithstanding anything to the contrary herein, no provision of this Agreement or any other Credit Document shall impose on Administrative Agent, any other Agent or any Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by such Credit Party, nor shall Administrative Agent, any other Agent or any Lender be responsible for any representations or warranties made by or on behalf of such Credit Party to any insurance broker, company or underwriter. Administrative Agent, at its sole option, may obtain such insurance if not provided by such Credit Party; in such event, such Credit Party shall reimburse Administrative Agent upon demand for the cost thereof together with interest, and such costs shall constitute Obligations secured by the Collateral. Not later than thirty
(30) days prior to the anticipated expiration date of any insurance coverage required hereby, Company shall provide to Administrative Agent certificates evidencing the renewal of each of such insurance coverage.

     Taxes. Such Credit Party shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, as such become due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided,
                                                                      --------
such Credit Party shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, there exists no material risk of forfeiture and such Credit Party shall set aside on its books such reserves as are required by GAAP and in an amount satisfactory to Administrative Agent with respect to any such tax, assessment, charge, levy or claim so contested.

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

     Financial Statements, Reports, etc. Credit Parties shall furnish to Administrative Agent and the Lenders (except as otherwise provided herein):

          as soon as available and in any event within fifty (50) days after the end of each fiscal quarter during each fiscal year of Parent Guarantor, consolidated and consolidating unaudited balance sheets and statements of operations for Parent Guarantor and its Subsidiaries, and consolidated and consolidating statements of stockholders' equity and cash flows of Parent Guarantor and its Subsidiaries, and consolidated statements of stockholders' equity and cash flows of Parent Guarantor and its Subsidiaries as of the end of each such month or fiscal quarter, as applicable, and for the then elapsed portion of the fiscal year;

          as soon as available and in any event within ninety five (95) days after the end of each fiscal year of Parent Guarantor, annual consolidated and consolidating financial statements for Parent Guarantor and its Subsidiaries, including the balance sheets and statements of operations, income, stockholders' equity and cash flows, for such fiscal year, prepared in accordance with GAAP, which consolidated financial statements and other above described financial information shall have been audited by a nationally recognized independent certified public accounting firm satisfactory to Administrative Agent, and accompanied by such independent certified public accounting firm's unqualified opinion;

          together with the financial statements delivered pursuant to clause
(b) above a report thereon of PriceWaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Parent Guarantor and in form and substance satisfactory to Administrative Agent, together with a written statement (which statement may contain such qualifications as the accountants deem appropriate) by such independent certified public accountants stating that their audit examination has included a review of the terms of the Credit Documents, whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

          concurrently with the delivery of financial statements pursuant to clauses (a) and (b) above, a Compliance Certificate;

          not later than December 31 of each year (i) consolidated and consolidating projected annual revenue and income statements (including detailed revenue and expense statements), balance sheets and cash flow statements for Parent Guarantor and its Subsidiaries for the succeeding fiscal year, such statements to be reasonably acceptable to Administrative Agent, and (ii) an annual operating budget presented on a monthly basis for such succeeding fiscal year;

          to Administrative Agent, promptly upon their becoming available, copies of any periodic or special documents, statements or other information filed by any Credit Party with the FCC, PUC or other Governmental Authority in connection with the construction and/or operation of any System or with respect to the transactions contemplated by any of the Credit Documents, and copies of any material notices and other material communications from the FCC, PUC or from any other Governmental Authority;

          promptly upon any officer of any Credit Party obtaining knowledge of any condition or event which either constitutes an Event of Default or a Default or which would result in any financial result for any fiscal year to deviate materially and adversely from the financial results projected for such fiscal year in the Projections, a certificate signed by an authorized officer of such Credit Party specifying in reasonable detail the nature and period of existence thereof and what corrective action such Credit Party has taken or proposes to take with respect thereto;

          within thirty (30) days after the end of each fiscal year of such Credit Party, a certificate signed by an authorized officer of such Credit Party setting forth all the Real Estate Assets acquired by such Credit Party in the preceding year;

          evidence of insurance complying with Section 5.4;

          promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Parent Guarantor files with the Securities and Exchange Commission; and

          promptly from time to time such other information regarding the operations (including, without limitation, construction budgeting and System completion), business affairs and condition (financial or otherwise) of such Credit Party as Administrative Agent may reasonably request.

     Litigation and Other Notices. Such Credit Party shall give Administrative Agent prompt written notice upon obtaining knowledge of the following: (a) all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money of such Credit Party; (b) any levy, attachment, execution or other process against any of the property or assets, real or personal, of such Credit Party; (c) the filing or commencement of any action, suit or proceeding by or before any court or any Governmental Authority which, if adversely determined against such Credit Party, would likely result in a Material Adverse Effect; (d) any adverse notice, letter or other correspondence of any kind from the FCC or the PUC relating to any material Governmental Approval or any material aspect of any System; (e) any material default under any other material license, agreement or contract to which such Credit Party is a party; and (f) any matter, individually or in the aggregate with any other matter, which has resulted in, or which such Credit Party believes may result in, a Material Adverse Effect on such Credit Party.

     Future Properties. In the event that any Credit Party acquires an interest in any Real Estate Asset (other than office leases entered into in the ordinary course of business) that Administrative Agent reasonably determines is material to such Credit Party's Business, and such interest has not otherwise been made subject to a Lien in favor of Administrative Agent, for the benefit of Lenders, then such Credit Party, contemporaneously with acquiring such Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, opinions and certificates as Administrative Agent may reasonably request to establish a Lien on such Real Estate Asset in favor of Administrative Agent for the benefit of the Lenders. Notwithstanding the foregoing, with respect to any Leasehold Property at which a transmission node (ATM switch center node) is located, the applicable Credit Party shall be obligated only to use its best efforts to cause the lessor of such Leasehold Property to execute and deliver to Administrative Agent a Lessor Waiver and Consent Agreement with respect thereto.

     ERISA. Such Credit Party shall comply in all material respects with the applicable provisions of ERISA and furnish to the Agent, (i) as soon as possible, and in any event within ten (10) days after such Credit Party or any officer of such Credit Party knows or has reason to know that any Termination Event has occurred, a statement of an officer of such Credit Party setting forth details as to such Termination Event and the corrective action (if any) that such Credit Party proposes to take with respect thereto, together with a copy of the notice of any Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice such Credit Party may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

     Access to Premises and Records. Such Credit Party shall permit representatives of Administrative Agent and each Lender to have access to such Credit Party's books and records and to the Collateral and the premises of such Credit Party at reasonable times upon reasonable notice (and after the occurrence and during the continuance of any Default or Event of Default, without notice and at any time) and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral.

     Design, Construction, and Operation of Systems. Such Credit Party shall design, construct, equip and operate its Systems in accordance with prudent industry standards.

     Environmental Notices. If such Credit Party shall (a) receive written notice that any violation of any Environmental Law may have been committed or is about to be committed by such Credit Party, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Credit Party alleging violations of any

Environmental Law or requiring such Credit Party to take any action in connection with any Release of any Contaminant into the environment, or (c) receive any written notice from a Governmental Authority or private party alleging that such Credit Party may be liable or responsible for costs associated with a response to or cleanup of a Release or any damages caused thereby, such Credit Party shall provide Administrative Agent with a copy of such notice within ten (10) Business Days of such Credit Party's receipt thereof.

     Amendment of Organizational Documents. Such Credit Party shall notify Administrative Agent of any amendment to any of its Organizational Documents within ten (10) days of the occurrence of any such event, and provide the Agent with copies of any amendments certified by the secretary of such Credit Party and of all other relevant documentation. Such Credit Party shall promptly deliver to Administrative Agent such financing statements executed by such Credit Party which Administrative Agent may request as a result of any such event.

     Fiscal Year. Such Credit Party shall maintain a fiscal year ending on December 31.

     Future Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Parent Guarantor, Parent Guarantor shall (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 4.1(b) and 4.1(g). In the event that any Person becomes a Foreign Subsidiary of Parent Guarantor, and the ownership interests of such Foreign Subsidiary are owned by Parent Guarantor or by any Domestic Subsidiary thereof, Parent Guarantor shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 4.1(b), and Parent Guarantor shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 4.1(g) necessary to grant and to perfect a First Priority Lien in favor of Administrative Agent, for the benefit of Lenders, under the Pledge and Security Agreement in such ownership interests. With respect to each such Subsidiary, Parent Guarantor shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Parent Guarantor, and (ii) all of the data required to be set forth in Schedule 3.16 with respect to all Subsidiaries of Parent Guarantor; provided, such written notice shall be deemed to supplement Schedule 3.16 for all purposes hereof.

     Accounting; Maintenance of Records. Such Credit Party shall maintain a system of accounting established and administered in accordance with GAAP. Such Credit Party shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their

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

respective businesses and activities.

     Collocation Agreements. Notwithstanding anything contained herein or in any other Credit Document to the contrary, each applicable Credit Party shall use its best efforts to obtain a duly executed ILEC Consent from the applicable incumbent local exchange carrier with respect to each collocation agreement to which such Credit Party is a party.

     Interest Rate Protection. No later than ninety (90) days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than two years and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, which Interest Rate Agreements shall at all times effectively limit the amount of Indebtedness bearing interest at a floating rate to no more than 50% of the aggregate principal amount of Consolidated Total Debt outstanding as of any date of determination.

     Further Assurances. Such Credit Party agrees to do such further acts and things and to execute and deliver to or Administrative Agent such additional assignments, agreements, powers and instruments, at such Credit Party's expense, as Administrative Agent may require or deem advisable to carry into effect the purposes of this Agreement and the other Credit Documents or to better assure and confirm unto Administrative Agent its rights, powers and remedies hereunder and thereunder.


NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          the Obligations;

          Indebtedness of any Subsidiary Guarantor to Company or to any other Subsidiary Guarantor, or of Company to any Subsidiary Guarantor; provided, (i)
                                                                 --------
all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an inter company subordination agreement that in any such

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

case, is reasonably satisfactory to Administrative Agent, and (iii) any payment by any such Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          Permitted Parent Guarantor Indebtedness not to exceed at any time the aggregate outstanding principal amount of $350,000,000, or with respect to Permitted Parent Guarantor Indebtedness issued at a discount, an initial accreted value of $350,000,000;

          Indebtedness incurred by Parent Guarantor or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Parent Guarantor or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Parent Guarantor or any of its Subsidiaries;

          Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

          Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

          guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Parent Guarantor and its Subsidiaries;

          guaranties by Company of Indebtedness of a Subsidiary Guarantor or guaranties by a Subsidiary of Company of Indebtedness of Company or a Subsidiary Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

          Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i)
--------
or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced,
(B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced (except it may be increased by an amount to cover the fees and expenses, including consent fees, placement fees and prepayment premiums, relating to such refinancing) or (C) incurred, created or assumed if any Default or Event of

Default has occurred and is continuing or would result therefrom; and

          Indebtedness of Company and its Subsidiaries with respect to Capital Leases and purchase money Indebtedness of Company and its Subsidiaries (including any Indebtedness acquired in connection with a Permitted Acquisition), in an aggregate amount not to exceed at any time $30,000,000; provided, any such purchase money Indebtedness shall be secured only by the
--------
asset acquired in connection with the incurrence of such Indebtedness (it being understood that such assets may secure other purchase money Indebtedness to the same lender), and shall constitute not less than 80% of the aggregate consideration paid with respect to such asset;

          Indebtedness consisting of obligations of the Company or any Guarantor in respect of any Hedge Agreement not entered into for speculative purposes; and

          other unsecured Indebtedness of the Company or any Guarantor not in excess of $5,000,000 at any time outstanding.

     Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent Guarantor or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          Liens in favor of Administrative Agent for the benefit of Lenders and Lender Counterparties granted pursuant to any Credit Document;

          Liens for Taxes, or claims the payment of which is not, at the time, required thereby or which are being diligently contested in good faith and by appropriate proceedings, which does not entail any material danger of forfeiture and for which such Credit Party shall have set aside reserves on its books as required by GAAP;

          statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the IRC or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Parent Guarantor or any of its Subsidiaries;

          any interest or title of a lessor or sublessor under any lease permitted hereunder;

          Liens solely on any cash earnest money deposits made by Parent Guarantor or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

          Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

          Liens arising from filing precautionary UCC financing statements relating solely to operating lease entered into the ordinary course of business;

          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          licenses of patents, trademarks and other intellectual property rights granted by Parent Guarantor or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

          Liens described in Schedule 6.2 and Liens securing refinancings of Indebtedness permitted under Section 6.1(i) provided the collateral does not
                                            --------
include any asset not subject to the Lien prior to such refinancing (other than pursuant to after acquired property provisions); and

          Liens securing purchase money Indebtedness and Capital Leases permitted pursuant to 6.1(j); provided, any such Lien shall encumber only the
                              --------
asset acquired with the proceeds of such Indebtedness and other assets financed by the same lender or lessor.

     No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) restrictions imposed on holders of Liens permitted by Section 6.2 but only to the extent such restrictions apply to the property subject to such Liens, (d) restrictions imposed on the Closing Date under Indebtedness permitted under
Section 6.1(i), and (e) restrictions imposed under any Indebtedness so long as such restrictions do not limit the creation of Liens to secure the Obligations, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following shall be permitted:

          Parent Guarantor may make regularly scheduled payments of interest and principal in respect of any Parent Guarantor Permitted Indebtedness in accordance with the terms of, and only to the extent required by the indenture or other agreement pursuant to which such Indebtedness was issued;

          Company may make Restricted Junior Payments to Parent Guarantor (i) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, in an amount sufficient to Permit Parent Guarantor to make the payments of the interest and principal reference to in the preceding clause (a); (ii) in an aggregate amount not to exceed $1,000,000 in any fiscal year, to the extent necessary to permit Parent Guarantor to pay general administrative costs and expenses (including overhead, accounting and legal fees), regulatory expenses and filing fees and expenses and out-of-pocket costs of permitted offerings of Indebtedness and equity and (iii) to the extent necessary to permit Parent Guarantor to discharge the consolidated tax liabilities of Parent Guarantor and its Subsidiaries, in each case so long as Parent Guarantor applies the amount of any such Restricted Junior Payment for such purpose; and

          Parent Guarantor may redeem Parent Guarantor Permitted Indebtedness with the proceeds of equity offerings by the Parent Guarantor to the extent permitted under the term of the documents pursuant to which the Parent Guarantor Permitted Indebtedness was issued; provided that no more than 35% of the
                                   --------
outstanding principal amount of any issuance of Parent Guarantor Permitted Indebtedness may be so redeemed.

     Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction.

of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted pursuant to Section 6.1(j) that impose restrictions on the property acquired in connection with the increase thereof, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement or (iv) by reason of any applicable law, order, rule or regulation of any applicable Governmental Authority.

     Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

          Cash Equivalents;

          equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in wholly-owned Subsidiaries of Company;

          Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Parent Guarantor and its Subsidiaries;

          inter company loans to the extent permitted under Section 6.1(b);

          Consolidated Capital Expenditures permitted by Section 6.7(a)(v);

          Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.8;

          Investments described in Schedule 6.6;

          Permitted Investments in an aggregate amount not to exceed at any time $25,000,000;

          Investments arising from Asset Sales otherwise permitted by this Agreement; and

          Investments arising from distributions in bankruptcy or other reorganization proceedings.

     Financial Covenants.

          Stage One.  Prior to March 31, 2002, Parent Guarantor shall perform,
          ---------
and shall cause each of its Subsidiaries to perform, all of the covenants set forth in this Section 6.7(a):

               Consolidated Senior Debt to Consolidated Capitalization. Parent Guarantor shall not permit the ratio of Consolidated Senior Debt to Consolidated Capitalization as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1999, to exceed 0.35:1.00.

               Consolidated Total Debt to Consolidated Capitalization. Parent Guarantor shall not permit the ratio of Consolidated Total Debt to Consolidated Capitalization as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1999, to exceed 0.50:1.00.

               Minimum Production Ready Physical Central Offices. Parent Guarantor shall not permit the aggregate minimum number of Production Ready Physical Central Offices as at the end of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1999, to be less than the correlative numbers set forth below:

               ===================================================
                                                 Minimum
                   Fiscal Quarter           Production Ready
                       Ending           Physical Central Offices
               ---------------------------------------------------
                  December 31, 1999                 700
               ---------------------------------------------------
                   March 31, 2000                   850
               ---------------------------------------------------
                    June 30, 2000                  1,000
               ---------------------------------------------------
                 September 30, 2000                1,200
               ---------------------------------------------------
               December 31, 2000 and
                each fiscal quarter                1,250
                thereafter ending
                prior to March 31,
                      2002
               ===================================================

               Maximum Consolidated Adjusted EBITDA Losses. Parent Guarantor shall not permit Consolidated Adjusted EBITDA losses as at the end of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1999, to exceed the correlative numbers set forth below:

               =====================================================
                   Fiscal Quarter           Maximum Consolidated
                       Ending              Adjusted EBITDA Losses
               -----------------------------------------------------
                  December 31, 1999               ($60,000,000)
               -----------------------------------------------------
                   March 31, 2000                 ($60,000,000)
               -----------------------------------------------------
                    June 30, 2000                 ($60,000,000)
               -----------------------------------------------------
                 September 30, 2000               ($55,000,000)
               -----------------------------------------------------
                  December 31, 2000               ($50,000,000)
               -----------------------------------------------------
                   March 31, 2001                 ($30,000,000)
               -----------------------------------------------------
                    June 30, 2001                 ($17,500,000)
               -----------------------------------------------------
                 September 30, 2001               ($7,500,000)
               -----------------------------------------------------
                  December 31, 2001                    $(1)
               =====================================================

               Maximum Consolidated Capital Expenditures. Parent Guarantor shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any fiscal year indicated below, in an aggregate amount for Parent Guarantor and its Subsidiaries in any fiscal year set forth below in excess of the correlative amount indicated; provided, such amount for any fiscal
                                            --------
year shall be increased by an amount equal to the 50% of the excess, if any, of such amount for the previous fiscal year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous fiscal year:

               ===========================================
                Fiscal Year
                   Ending           Maximum Consolidated
                December 31,        Capital Expenditures
               -------------------------------------------
                      1999               $185,000,000
               -------------------------------------------
                      2000               $195,000,000
               -------------------------------------------
               ===========================================

               ===========================================
                Fiscal Year
                   Ending           Maximum Consolidated
                December 31,        Capital Expenditures
               -------------------------------------------
                       2001               $ 95,000,000
               ===========================================

          Stage Two.  On and after March 31, 2002, Parent Guarantor shall
          ---------
perform, and shall cause each of its Subsidiaries to perform, all of the covenants set forth in this Section 6.7(b):

               Senior Leverage Ratio. Parent Guarantor shall not permit the Senior Leverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 2002, to exceed the correlative ratio indicated:

               ===================================================
                   Fiscal Quarter
                       Ending           Senior Leverage Ratio
               ---------------------------------------------------
                    March 31, 2002               7.25:1.00
               ---------------------------------------------------
                    June 30, 2002
                   and each fiscal               5.00:1.00
                  quarter thereafter
               ===================================================

               Total Leverage Ratio. Parent Guarantor shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 2002, to exceed the correlative ratio indicated:

               ===================================================
                   Fiscal Quarter         Total Leverage Ratio
                       Ending
               ---------------------------------------------------
                     March 31, 2002               8.50:1.00
               ---------------------------------------------------
                      June 30, 2002               7.50:1.00
               ---------------------------------------------------
                   September 30, 2002             7.00:1.00
               ---------------------------------------------------
                 December 31, 2002 and
                  each fiscal quarter             6.00:1.00
                      thereafter
               ===================================================

               Debt Service Coverage Ratio. Parent Guarantor shall not permit the Debt Service Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending June 30, 2002, to be less than the correlative ratio indicated :

               ===================================================
                   Fiscal Quarter             Debt Service
                       Ending                Coverage Ratio
               ---------------------------------------------------
                      June 30, 2002                 1.10:1.00
               ---------------------------------------------------
                   September 30, 2002               1.50:1.00
               ---------------------------------------------------
                    December 31, 2002               1.50:1.00
               ---------------------------------------------------
                     March 31, 2003
                     and each fiscal                2.00:1.00
                    quarter thereafter
               ===================================================

               Fixed Charge (Interest) Coverage Ratio. Parent Guarantor shall not permit the Fixed Charge (Interest) Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending March 31, 2002, to be less than the correlative ratio indicated:

               ===================================================
                   Fiscal Quarter        Fixed Charge (Interest)
                       Ending                Coverage Ratio
               ---------------------------------------------------
                    March 31, 2002                1.25:1.00
               ---------------------------------------------------
                    June 30, 2002                 1.50:1.00
               ---------------------------------------------------
                  September 30, 2002              1.75:1.00
               ---------------------------------------------------
                   December 31, 2002              1.10:1.00
               ---------------------------------------------------
                    March 31, 2003                1.10:1.00
               ---------------------------------------------------
                    June 30, 2003
                   and each fiscal                1.20:1.00
                   quarter thereafter
               ===================================================

          Certain Calculations.  With respect to any period during which a
          --------------------
Permitted Acquisition or an Asset Sale has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the financial covenants set forth in this Section 6.7 (but not for purposes of determining the Applicable Margin), Consolidated Adjusted EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (without giving effect to adjustments to increase Consolidated Adjusted EBITDA to account for expected improvements in the operations of the Permitted Acquisition unless approved in writing by the Requisite Lenders and which pro forma adjustments shall be accompanied by a Financial Officer Certification) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Parent Guarantor and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

     Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit, any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

          any Subsidiary of Parent Guarantor may be merged with or into Company or any Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Subsidiary Guarantor; provided, in the case of
                                                      --------
such a merger, Company or such Subsidiary Guarantor, as applicable, shall be the continuing or surviving Person;

          sales or other dispositions of assets that do not constitute Asset Sales;

          Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (i) do not exceed $250,000 with respect to any single Asset Sale or series of related Asset Sales in any fiscal year, and (ii) when aggregated with the proceeds of all other Asset Sales made since the Closing Date, do not exceed $1,000,000;

          disposals of obsolete, worn out or surplus property;

          Permitted Acquisitions, the consideration for which constitutes (i) not in excess of $35,000,000 in Cash and (ii) not in excess of $200,000,000 in Capital Stock of Parent Guarantor or its Subsidiaries, in each case in the aggregate from the Closing Date to the date of determination; and

          Investments made in accordance with Section 6.6.

     Disposal of Subsidiary Interests. Except for any sale of 100% of the Capital Stock of any of its Subsidiaries in compliance with the provisions of
Section 6.10, no Credit Party shall (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law, provided, that transactions otherwise prohibited by clauses (a)
                --------
and (b) shall be permitted if the remaining Investment in such Subsidiary is treated as an Investment under Section 6.6(h).

     Sales and Lease-Back. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Parent Guarantor or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Parent Guarantor or any of its Subsidiaries) in connection with such lease; provided, that the foregoing shall be permitted to the extent otherwise
       --------
permitted under Sections 6.1, 6.2 and 6.8 but in any case, only with respect to transactions involving equipment.

     Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Parent Guarantor or any of its Subsidiaries or with any Affiliate of Parent Guarantor or of any such holder, on terms that are less favorable to Parent Guarantor or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not
                                --------
apply to (a) any transaction between Company and any Subsidiary Guarantor; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Parent Guarantor and its Subsidiaries; (c) compensation arrangements for officers and other employees of Parent Guarantor and its Subsidiaries entered into in the ordinary course of business; and (d) transactions described in Schedule 6.11.

     Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than the Businesses and businesses incidental and complementary thereto and such other lines of business as may be consented to by Requisite Lenders.

     Permitted Parent Guarantor Activities. Notwithstanding anything to the contrary contained herein, Parent Guarantor shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than Indebtedness otherwise permitted pursuant to Section 6.1; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or as otherwise permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Company (ii) performing its obligations and activities incidental thereto under the Credit Documents; and (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its direct Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company; or
(g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

     Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to fiscal year-end from December 31.


GUARANTY

     Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.'362(a)) (collectively, the "Guaranteed Obligations").

     Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each

Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share
           --------
Contribution 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.'362(a)),
Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company's becoming the subject of a case under the Bankruptcy code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

          the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

          payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

          this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Parent Guarantor or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of
Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and
(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such

Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

     Bankruptcy, etc. (a) The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are Guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

          In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in (i) a material adverse change in the financial condition of any Guarantor or Company which is reasonably likely to have a Material Adverse Effect or (ii) a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

     Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a
                                                          --------
condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.14(a).


EVENTS OF DEFAULT

     Events of Default. If any one or more of the following conditions or events shall occur:

          failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

          any Credit Party shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by such Credit Party in any of the Credit Documents, and such Credit Party fails to cure such breach within ten (10) Days after written notice thereof,

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

unless the breach relates to a covenant contained in Section 5.4 or Section 6, in which case no notice or grace period shall apply, or unless the breach relates to Section 5.6, in which case an Event of Default shall occur on the thirtieth (30th) day following the breach without any notice requirement, unless the breach shall have been cured before such date; or

          any representation or warranty made by any Credit Party in connection with this Agreement or any other Credit Document, or any Credit Extension or any statement or representation made in any report, certificate, financial statement or other instrument furnished by or on behalf of such Credit Party pursuant to this Agreement or any other Credit Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

          any Credit Party shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money in excess of $250,000 with respect to any Credit Party (other than Parent Guarantor) or in excess of $1,000,000 with respect to Parent Guarantor, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any indebtedness for borrowed money in excess of $250,000 with respect to any Credit Party (other than Parent Guarantor) or in excess of $1,000,000 with respect to Parent Guarantor, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness in excess of $250,000 with respect to any Credit Party (other than Parent Guarantor) or in excess of $1,000,000 with respect to Parent Guarantor; or any such indebtedness in excess of $250,000 with respect to any Credit Party (other than Parent Guarantor) or in excess of $1,000,000 with respect to Parent Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          any Credit Party shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Credit Party or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, or admit in writing its inability, to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing; or

          a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against any Credit Party, or any Credit Party takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against any Credit Party (but not instituted by any Credit Party), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for any Credit Party or any substantial part of its property) shall be granted or shall occur; or

          a Termination Event (other than a Reportable Event) occurs which the Requisite Lenders in good faith believe would subject Company to a liability which is reasonably likely to have a Material Adverse Effect; or

          the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Requisite Lenders in good faith believe that the approval of such waiver could subject Company or any ERISA Affiliate to liability which is reasonably likely to have a Material Adverse Effect; or

          unless it is not reasonably likely to have a Material Adverse Effect, any of the Governmental Approvals or any other license, Governmental Approval or other governmental consent or approval necessary for the continuing operation of any Credit Party or any System or any other material Governmental Approval or approval of or material filing with the FCC, any PUC or any other Governmental Authority with respect to the conduct by any Credit Party of its business and operations, including its Business, shall not be obtained or shall cease to be in full force and effect, which in respect of any of the Governmental Approvals shall, in the case of an order of the FCC, any PUC or other Governmental Authority having jurisdiction with respect thereto, revoking, or deciding not to renew, any such Governmental Approval, occur upon the issuance of such order, and, in the case of any other order revoking or terminating any of the Governmental Approvals or deciding not to renew such Governmental Approvals prior to the termination thereof, occur when such order becomes final; or

          unless it is not reasonably likely to have a Material Adverse Effect, the FCC, any PUC or any other Governmental Authority, by final order, determines that the existence or performance of this Agreement or any other Credit Document will result in a revocation, suspension or material adverse modification of any of the Governmental Approvals for any System; or

          for any reason any Credit Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or the Guaranty set forth at Section 7 for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or voidable or any Guarantor shall repudiate its obligations thereunder with respect to such Guaranty, or any security interest or lien granted pursuant thereto with respect to Collateral having an aggregate value of $500,000 or greater shall fail to be perfected or to have its intended priority, or any Credit Party or any Affiliate thereof shall contest the validity of any Lien granted under, or shall disaffirm its obligations under any Credit Document; or

          unless it is not reasonably likely to have a Material Adverse Effect, for any

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

reason, any Credit Party ceases to operate any System or ceases to own any of its Governmental Approvals necessary for the continuing operation of any System; or

          a judgment or judgments for the payment of money in excess of $500,000 individually or $1,000,000 in the aggregate at any one time shall have been rendered against any Credit Party and the same shall have remained unsatisfied and in effect for any period of ninety (90) days during which no stay of execution shall have been obtained; or

          unless it is not reasonably likely to have a Material Adverse Effect, any Credit Party is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting its business in any material respect with respect to any one or more of its Systems; or

          any Credit Party becomes subject to any liabilities, costs, expenses, damages, fines or penalties which could reasonably be expected to have a Material Adverse Effect arising out of or related to (i) any Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any Environmental Law; or

          a Change of Control shall occur;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(e) or 8.1(f), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (w) the Commitments, if any, of each Lender having such Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (x) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (iii) all other Obligations; provided, the foregoing shall not affect in any way the obligations
             --------
of Lenders under Section 2.3(c) or Section 2.4(e); (y) Administrative Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents; and (z) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of Cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time. Company hereby waives the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of Administrative Agent or any Lender in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order entered in favor of Administrative Agent or any Lender or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Agreement or any other Credit Documents. Company waives the right, if any, to the benefit of, or to direct the application of, any Collateral. Company hereby acknowledges that none of Administrative Agent or any Lender has any obligation to resort to any Collateral or make claim against any other Person before seeking payment or performance from Company.


AGENTS

     Appointment of Agents. GSCP is hereby appointed Lead Arranger and Syndication Agent hereunder, and each Lender hereby authorizes Lead Arranger and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. CIBC is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. CSC is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent Guarantor or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of GSCP, in its capacity as Lead Arranger, Syndication Agent, and CSC, in its capacity as Documentation Agent, shall terminate.

     Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

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

     General Immunity.

          No Responsibility for Certain Matters.  No Agent shall be responsible
          -------------------------------------
to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

          Exculpatory Provisions.  No Agent nor any of its officers, partners,
          ----------------------
directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent Guarantor and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

     Agents Entitled to Act as LenderAgents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or

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

obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Parent Guarantor or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

     Lenders' Representations, Warranties and Acknowledgment.

          Representations and Warranties.  Each Lender represents and warrants
          ------------------------------
that it has made its own independent investigation of the financial condition and affairs of Parent Guarantor and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent Guarantor and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

          Acknowledgment.  Each Lender, by delivering its signature page to this
          --------------
Agreement and funding its Revolving Loan, Delayed Draw Term Loan Amount and/or Term Loan Amount on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

     Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such
                  --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to
           --------
indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed
                            -------- -------
to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     Successor Administrative Agent and Swing Line Lender. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent which successor shall, unless a Default or Event of Default shall have occurred and be continuing, be reasonably acceptable to Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (a) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (b) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of CIBC or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue, if so requested by Successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the

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

successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

     Collateral Documents and Guaranty.

          Administrative Agent as Agent under Collateral Documents and Guaranty.
          ---------------------------------------------------------------------
Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

          Administrative Agent's Right to Realize on Collateral and Enforce
          -----------------------------------------------------------------
Guaranty.  Anything contained in any of the Credit Documents to the contrary
--------
notwithstanding, Company, Administrative Agent and each Lender hereby agree that
(i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

MISCELLANEOUS

     Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Lead Arranger, Syndication Agent, Administrative Agent, Swing Line Lender, Issuing Bank or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or as otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier

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

service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall
                                        --------
be effective until received by such Agent.

     Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of Skadden, Arps, Slate, Meagher & Flom LLP in connection with the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of one law firm acting as counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Syndication Agent or Administrative Agent and of counsel providing any opinions that Syndication Agent or Administrative Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers retained by the Syndication Agent or Administrative Agent; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by Syndication Agent or Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation
                             --------
to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     Amendments and Waivers.  Requisite Lenders' Consent.  (a) Subject to
                              --------------------------
Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

          Affected Lenders' Consent.  Without the written consent of each Lender
          -------------------------
(other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

               extend the scheduled final maturity of any Loan or Note;

               waive, reduce or postpone any scheduled repayment (but not prepayment);

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

               extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date;

          reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

               extend the time for payment of any such interest or fees;

               reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

               amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

               amend the definition of "Aggregate Commitment Usage", "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders,
                              --------
additional extensions of credit pursuant hereto may be included in the determination of "Aggregate Commitment Usage", "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Credit Facility Term Loan Commitments, the Credit Facility Term Loans, the Revolving Credit Commitments and the Revolving Loans are included on the Closing Date;

               release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

               consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

          Other Consents.  No amendment, modification, termination or waiver of
          --------------
any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

               increase any Delayed Draw Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided,
                                                                      --------
no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Delayed Draw Term Loan Commitment of any Lender;

               increase any Revolving Credit Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no
                                                                  --------
amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Credit Commitment of any Lender;

               amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

               amend the definition of "Requisite Class Lenders" without the consent of the applicable Requisite Class Lenders of such Class; provided, with
                                                                 --------
the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Credit Facility Term Loan Commitments, the Credit Facility Term Loans, the Revolving Credit Commitments and the Revolving Loans are included on the Closing Date;

               alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole
                                --------
or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

               amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in
Section 2.4(e) without the written consent of Administrative Agent and of Issuing Bank; or

               amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent or of Section 2.24 as it relates to the Incremental Facility Syndication Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

          Execution of Amendments, etc.  Administrative Agent may, but shall
          ----------------------------
have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     Successors and Assigns; Participations.

          Generally.  This Agreement shall be binding upon the parties hereto
          ---------
and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

          Register.  Company, Administrative Agent and Lenders shall deem and
          --------
treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          Assignments.  Each Lender shall have the right at any time to sell,
          -----------
assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (provided,
                                                                  --------
however, that each such assignment shall be of a uniform, and not varying,
-------
percentage of all rights and obligations under and in respect of any Loan and its related Commitment):

               to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Company and Administrative Agent; and

               to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Revolving Loans, Revolving Credit Commitments, Delayed Draw Term Loan Commitments and/or Delayed Draw Term Loans to any such Person (except in the case of assignments made by or to GSCP) consented to by each of Company and Administrative Agent (such consent not to be unreasonably withheld or delayed or, in the case of Company, required at any time an Event of Default shall have occurred and then be continuing); provided, further each such assignment
                                  --------
pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Credit Commitments and Revolving Loans or the Delayed Draw Term Loan Commitments and Delayed Draw Term Loans, as the case may be, of the assigning Lender) with respect to the assignment of the Revolving Credit Commitments and Revolving Loans or the Delayed Draw Term Loan Commitments and Delayed Draw Term Loans, as the case may be, and (B) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of the Term Loans.

          Mechanics of Assignments.  The assigning Lender and the assignee
          ------------------------
thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $500 in the case of assignments pursuant to Section 10.6(c)(i) or made by or to GSCP, and $2,000 in the case of all other assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c).

          Recordation and Notice.  Upon its receipt of a duly executed and
          ----------------------
completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall accept such Assignment Agreement, shall record the information contained therein in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

          Representations and Warranties of Assignees.  Each Lender, upon
          -------------------------------------------
execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the "Effective Date" (specified in the applicable Assignment Agreement that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

          Effect of Assignments.  Subject to the terms and conditions of this
          ---------------------
Section 10.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the
        --------
contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder) and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and
(iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

          Participations.  Each Lender shall have the right at any time to sell
          --------------
one or more participations to any Person (other than Parent Guarantor, any of its Subsidiaries or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Credit Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of Interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in any Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.18(c),
2.19 or 2.20, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.17 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender."

          Certain Other Assignments.  In addition to any other assignment
          -------------------------
permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and (ii) with the consent of Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes, if any, or Loans to its trustee in support of its obligations to such trustee; provided, no Lender, as between Company and such
                             --------
Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the
                                -------- -------
applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

     No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     Marshalling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     Severability. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN

RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES SUCH LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which is in written, printed or other tangible form and consists of projections or which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein (including, without limitation, to agents or other Persons authorized by a Lender or an Agent in connection with the organization, presentation or dissemination of information to potential assignees, transferees or participants) or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17) or disclosures required or requested by any governmental agency or representative thereof or by NAIC or pursuant to legal process; provided, unless specifically prohibited by applicable law or court
         --------
order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

     Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.

     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              NORTHPOINT COMMUNICATIONS, INC.,
                              as Company


                              By: ___________________________________
                                  Name:
                                  Title:



                              NORTHPOINT COMMUNICATIONS GROUP, INC.,
                              as Parent Guarantor


                              By: ___________________________________
                                  Name:
                                  Title:



                              NORTHPOINT COMMUNICATIONS OF VIRGINIA, INC., as a Subsidiary Guarantor


                              By: ___________________________________
                                  Name:
                                  Title:

                              GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Lead Arranger, Syndication Agent and a Lender


                              By: ____________________________________
                                         Authorized Signatory

                              CANADIAN IMPERIAL BANK OF COMMERCE, as
                              Administrative Agent, Swing Line Lender and
                              Issuing Bank


                              By:  ___________________________________
                                   Name:
                                   Title:


                              CIBC INC., as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              CAPITAL SYNDICATION CORPORATION,
                              as Documentation Agent


                              By: ___________________________________
                                  Name:
                                  Title:


                              NEWCOURT COMMERCIAL FINANCE CORPORATION, as a Lender


                              By: ___________________________________
                                  Name:
                                  Title:

                              BANKBOSTON, NA, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              BANK OF MONTREAL, as a Lender


                              By: ___________________________________
                                  Name:
                                  Title:

                              BARCLAYS BANK PLC, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              COAST BUSINESS CREDIT A DIVISION OF SOUTHERN
                              PACIFIC BANK, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              CREDIT SUISSE FIRST BOSTON, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:


                              By:  ___________________________________
                                   Name:
                                   Title:

                              FIRST UNION NATIONAL BANK, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              PNC BANK, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              FINOVA CAPITAL CORPORATION, as a Lender


                              By: ___________________________________
                                  Name:
                                  Title:

                              UNION BANK OF CALIFORNIA, N.A., as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                              FRANKLIN FLOATING RATE TRUST, as a Lender


                              By:  ___________________________________
                                   Name:
                                   Title:

                                                                    APPENDIX A-1
                                                TO CREDIT AND GUARANTY AGREEMENT

                         Revolving Credit Commitments

=================================================================================================
                                                        Revolving Credit             Pro
                    Lender                                 Commitment             Rata Share
-------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                        $ 5,000,000               9.09090%
-------------------------------------------------------------------------------------------------
CIBC Inc.                                                 $ 5,000,000               9.09090%
-------------------------------------------------------------------------------------------------
Newcourt Commercial Finance Corporation                   $ 5,000,000               9.09090%
-------------------------------------------------------------------------------------------------
BankBoston, NA                                            $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
Bank of Montreal                                          $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
Barclays Bank PLC                                         $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
Coast Business Credit, a division of Southern
Pacific Bank                                              $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
Credit Suisse First Boston                                $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
First Union National Bank                                 $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
PNC Bank                                                  $ 4,250,000               7.72727%
-------------------------------------------------------------------------------------------------
Finova Capital Corporation                                $ 3,750,000               6.81818%
-------------------------------------------------------------------------------------------------
Union Bank of California, N.A.                            $ 3,750,000               6.81818%
-------------------------------------------------------------------------------------------------
Franklin Floating Rate Trust                              $ 2,750,000               5.00000%
-------------------------------------------------------------------------------------------------
               Total                                      $55,000,000                   100%
================================================================================================

                                APPENDIX A-1-1

                                                                    APPENDIX A-2
                                                TO CREDIT AND GUARANTY AGREEMENT

                      Delayed Draw Term Loan Commitments

================================================================================================
                                                          Delayed Draw                  Pro
                    Lender                            Term Loan Commitment          Rata Share
-------------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                           $ 10,000,000             9.09090%
-------------------------------------------------------------------------------------------------
CIBC Inc.                                                    $ 10,000,000             9.09090%
-------------------------------------------------------------------------------------------------
Newcourt Commercial Finance Corporation                      $ 10,000,000             9.09090%
-------------------------------------------------------------------------------------------------
BankBoston, NA                                               $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
Bank of Montreal                                             $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
Barclays Bank PLC                                            $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
Coast Business Credit, a division of Southern
Pacific Bank                                                 $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
Credit Suisse First Boston                                   $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
First Union National Bank                                    $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
PNC Bank                                                     $  8,500,000             7.72727%
-------------------------------------------------------------------------------------------------
Finova Capital Corporation                                   $  7,500,000             6.81818%
-------------------------------------------------------------------------------------------------
Union Bank of California, N.A.                               $  7,500,000             6.81818%
-------------------------------------------------------------------------------------------------
Franklin Floating Rate Trust                                 $  5,500,000             5.00000%
-------------------------------------------------------------------------------------------------
               Total                                         $110,000,000                 100%
================================================================================================

                                APPENDIX A-2-1

                                                                    APPENDIX A-3
                                                TO CREDIT AND GUARANTY AGREEMENT

                             Term Loan Commitments


=============================================================================================
                                                                                  Pro Rata
                    Lender                         Term Loan Commitment             Share
---------------------------------------------------------------------------------------------
Goldman Sachs Credit Partners L.P.                         $35,000,000            41.17647%
---------------------------------------------------------------------------------------------
CIBC Inc.                                                  $ 5,000,000             9.09090%
---------------------------------------------------------------------------------------------
Newcourt Commercial Finance Corporation                    $ 5,000,000             9.09090%
---------------------------------------------------------------------------------------------
BankBoston, NA                                             $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
Bank of Montreal                                           $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
Barclays Bank PLC                                          $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
Coast Business Credit, a division of Southern
Pacific Bank                                               $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
Credit Suisse First Boston                                 $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
First Union National Bank                                  $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
PNC Bank                                                   $ 4,250,000             7.72727%
---------------------------------------------------------------------------------------------
Finova Capital Corporation                                 $ 3,750,000             6.81818%
---------------------------------------------------------------------------------------------
Union Bank of California, N.A.                             $ 3,750,000             6.81818%
---------------------------------------------------------------------------------------------
Franklin Floating Rate Trust                               $ 2,750,000             5.00000%
---------------------------------------------------------------------------------------------
               Total                                       $85,000,000                 100%
================================================================================================

                                APPENDIX A-3-1

                                                                  EXHIBIT B-1 TO
                                                   CREDIT AND GUARANTY AGREEMENT

                              REVOLVING LOAN NOTE

$[1] [___,___,___]                                                     [1][date]


     FOR VALUE RECEIVED, NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("Company"), promises to pay [NAME OF LENDER] ("Payee") or its registered assigns, on or before December 9, 2005, the lesser of (a) [1][DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of December 9, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NORTHPOINT COMMUNICATIONS, INC., NORTHPOINT COMMUNICATIONS GROUP INC., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger and Syndication Agent, CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent, and CAPITAL SYNDICATION CORPORATION, as Documentation Agent.

     This Note is one of the "Revolving Loan Notes" in the aggregate principal amount of $55,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem

____________________________________________
[1]  Lender's Revolving Credit Commitment

[2]  Date of Issuance

                                 EXHIBIT B-1-3
and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 [Remainder of page intentionally left blank]

                                 EXHIBIT B-1-4

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                      NORTHPOINT COMMUNICATIONS, INC.


                      By: _____________________________
                      Title:

                                 EXHIBIT B-1-5

                                 TRANSACTIONS
                                      ON
                              REVOLVING LOAN NOTE

                                                                     Outstanding
                Type of         Amount of          Amount of          Principal
               Loan Made        Loan Made       Principal Paid         Balance         Notation
   Date        This Date        This Date          This Date          This Date        Made By

                                 EXHIBIT B-1-6

                                                                  EXHIBIT B-2 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                          DELAYED DRAW TERM LOAN NOTE

$[1][___,___,___]                                                      [2][date]


     FOR VALUE RECEIVED, NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("Company"), promises to pay [NAME OF LENDER] ("Payee") or its registered assigns the principal amount of [1][DOLLARS] ($[___,___,___][1]) in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of December 9, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NORTHPOINT COMMUNICATIONS, INC., NORTHPOINT COMMUNICATIONS GROUP INC., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger and Syndication Agent, CANADIAN IMPERIAL BANK OF COMMERCE , as Administrative Agent, and CAPITAL SYNDICATION CORPORATION, as Documentation Agent.

     Company shall make principal payments on this Note as set forth in
Section 2.12 of the Credit Agreement.

     This Note is one of the "Delayed Draw Term Notes" in the aggregate principal amount of $110,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement


_____________________________
[1]  Lender's Delayed Draw Term Loan Commitment

[2]  Date of Issuance

                                 EXHIBIT B-2-1
effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                 EXHIBIT B-2-2

                 [Remainder of page intentionally left blank]


                                 EXHIBIT B-2-3

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                      NORTHPOINT COMMUNICATIONS, INC.


                      By: _____________________________
                      Title:


                                 EXHIBIT B-2-4

                                                                 EXHIBIT B-3 TO
                                                  CREDIT AND GUARANTY AGREEMENT

                                TERM LOAN NOTE

$[1][___,___,___]                                                      [2][date]


     FOR VALUE RECEIVED, NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("Company"), promises to pay [NAME OF LENDER] ("Payee") or its registered assigns the principal amount of [1][DOLLARS] ($[1][___,___,___]) in the installments referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of December 9, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NORTHPOINT COMMUNICATIONS, INC., NORTHPOINT COMMUNICATIONS GROUP INC., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger and Syndication Agent, CANADIAN IMPERIAL BANK OF COMMERCE , as Administrative Agent, and CAPITAL SYNDICATION CORPORATION, as Documentation Agent.

     Company shall make principal payments on this Note as set forth in Section
2.12 of the Credit Agreement.

     This Note is one of the "Term Notes" in the aggregate principal amount of $85,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement

______________________________________
[1]  Lender's Term Loan Commitment

[2]  Date of Issuance

                                 EXHIBIT B-3-1
effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                 EXHIBIT B-3-2

                 [Remainder of page intentionally left blank]


                                 EXHIBIT B-3-3

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                         NORTHPOINT COMMUNICATIONS, INC.


                          By: ______________________________
                          Title:


                                 EXHIBIT B-3-4

                                                                  EXHIBIT B-4 TO
                                                   CREDIT AND GUARANTY AGREEMENT


                                 SWING LINE NOTE

$5,000,000                                                       [1][mm/D.d./yy]

     FOR VALUE RECEIVED, NORTHPOINT COMMUNICATIONS, INC., a Delaware corporation ("Company"), promises to pay to CANADIAN IMPERIAL BANK OF COMMERCE , as Swing Line Lender ("Payee"), on or before December 9, 2005, the lesser of (a) FIVE MILLION DOLLARS ($5,000,000) and (b) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of December 9, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among NORTHPOINT COMMUNICATIONS, INC., NORTHPOINT COMMUNICATIONS GROUP INC., certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Lead Arranger and Syndication Agent, CANADIAN IMPERIAL BANK OF COMMERCE , as Administrative Agent, and CAPITAL SYNDICATION CORPORATION, as Documentation Agent.

     This Note is the "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

__________________________
[1]  Date of Issuance

                                 EXHIBIT B-4-1

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 [Remainder of page intentionally left blank]

                                 EXHIBIT B-4-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                           NORTHPOINT COMMUNICATIONS, INC.


                           By:_______________________________
                           Title:


                                 EXHIBIT B-4-3

                                 TRANSACTIONS
                                      ON
                                SWING LINE NOTE

                                                      Outstanding
                 Amount of          Amount of          Principal
                 Loan Made       Principal Paid         Balance         Notation
   Date          This Date          This Date          This Date        Made By

                                 EXHIBIT J-2-1